 As filed with the Securities and Exchange Commission on April 11, 2016

Registration No. 333 - [_____]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLD LAKES CORP.
(Exact name of registrant as specified in its charter)

Nevada	74-3207964
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

3401 Enterprise Parkway, Suite 340

Beachwood, Ohio 44122

(Address of principal executive offices and zip code)

(216) 916-9303

(Registrant's telephone number, including area code)

Frederick C. Bauman

6440 Sky Pointe Drive, Suite 140-149

Las Vegas, Nevada 89131

(702) 533-8372

(Name, address and telephone number of agent for service)

Copies to:

Mark C. Lee

Greenberg Traurig, LLP

1201 K Street, Suite 1100

Sacramento, California 95814

Telephone: (916) 442-1111

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share			Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock Underlying the Principal of Convertible Notes (2)	1,337,500		$0.85	(1)	$1,136,875	$114.48
Common Stock Underlying the Interest of Convertible Notes (3)	107,000		$0.85	(1)	$90,950	$9.16
Common Stock Underlying Warrants (4)	521,875		$1.00		$521,875	$52.55
Common Stock Underlying the Principal of Convertible Notes (5)	750,000		$0.85	(1)	$637,500	$64.20
Common Stock Underlying the Interest of Convertible Notes (6)	60,000		$0.85	(1)	$51,000	$5.14
Total	2,776,375	$			$2,438,200	$245.53

______________

(1)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the bid and asked price of the common stock of the registrant as reported on the OTCQB on April 4, 2016.

(2)

Represents the shares of common stock of the Company issuable upon conversion of the principal amount of the Senior Convertible Note issued to Himmil Investments Ltd. on March 14, 2016 (the "Initial Convertible Note").

(3)	Represents the shares of common stock of the Company issuable upon conversion of the interest accrued under the Initial Convertible Note.
(4)

Represents the shares of common stock of the Company issuable upon the exercise of the warrants issued to Himmil Investments Ltd. on March 14, 2016, pursuant to a Warrant to Purchase Common Stock (the "Warrant").

(5)

Represents the shares of common stock of the Company issuable upon conversion of the principal amount of the Senior Convertible Note to be issued to Himmil Investments Ltd. (the "Additional Convertible Note") after the effectiveness of the registration statement, in accordance with the terms and conditions set forth in the Securities Purchase Agreement dated March 14, 2016.

(6)	Represents the shares of common stock of the Company issuable upon conversion of the interest accrued under the Additional Convertible Note.

In the event of stock splits, stock dividends, or similar transactions involving the Registrant's common stock, the number of shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED APRIL 11, 2016

2,776,375 Shares of Common Stock

GOLD LAKES CORP.

This prospectus relates to the registration and resale of up to 2,776,375 shares of our common stock, par value $0.001 per share, by the selling security holders (the "Selling Security Holders"), of which up to: (a) 1,337,500 shares of common stock are issuable upon the conversion of the principal amount of the Senior Convertible Note, dated March 14, 2016, issued to Himmil Investments Ltd. in the principal amount of $535,000 (the "Initial Convertible Note"), (b) 107,000 shares of common stock are issuable upon the conversion of interest accrued under the Initial Convertible Note, (c) 521,875 shares of common stock are issuable upon the exercise of the Warrant to Purchase Common Stock, dated March 14, 2016, issued to Himmil Investments Ltd. (the "Warrant"), (d) 750,000 shares of common stock are issuable upon the conversion of the principal amount of the additional convertible note to be issued by the Company to Himmil Investments Ltd. in the principal amount of $300,000 (the "Additional Convertible Note"), and (e) 60,000 shares of common stock are issuable upon the conversion of interest accrued under the Additional Convertible Note to be issued to Himmil Investments Ltd.

We will not receive any of the proceeds from the sale of shares by the Selling Security Holders. We may receive gross proceeds of up to $521,875 if all of the warrants set forth above are exercised for cash. The proceeds will be used for working capital or general corporate purposes. We will bear all costs associated with this registration. No underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.

Our common stock is quoted on the OTCQB marketplace, operated by OTC Market Group, Inc., under the stock symbol "GLLK." On April 4, 2016, the closing price of our common stock was $0.81 per share.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 9 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is: April 11, 2016

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You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of Gold Lakes Corp. (referred to herein as the "Company," "we," "our," and "us"). You should carefully read the entire Prospectus, including "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the accompanying financial statements and notes before making an investment decision.

Our Business

Corporate Information

Gold Lakes Corp., formerly known as TNX Maverick Corp., was incorporated on January 18, 2007 in the State of Nevada under the name Siga Resources Inc. The Company was organized for the purpose of acquiring and developing mineral properties. We do not have any subsidiaries or affiliated companies. As of April 4, 2016, we had 33,135,645 shares of common stock issued and outstanding. We are authorized to issue 500,000,000 shares of common stock, par value $0.001 per share. We have no other class of stock.

We are an exploration stage mining company engaged in the identification, acquisition, and exploration of metals and minerals with a focus on gold mineralization on our properties located in Ontario, Canada. We intend to conduct exploration and development programs on our recently acquired properties as described below.

On August 28, 2015, we entered into an Equity Participation and Earn-In Agreement (the "Flex Agreement") with Flex Mining Ltd., a Delaware corporation ("Flex"), pursuant to which we issued 23,500,000 shares of restricted common stock to Flex. Under the terms of the Flex Agreement, we became eligible to earn 100% of the issued and outstanding shares of Flex by investing $1,000,000 in property expenditures on Flex's properties over the next three years. Flex owns 100% of six mining claims, named the Big Monty Claims, in the historic Abitibi Greenstone Belt in Northern Ontario, Canada. We plan to conduct exploration activities on the Big Monty Claims.

On March 21, 2016, we entered into an Addendum to Equity Participation and Earn-In Agreement (the "Flex Addendum") with Flex. Under the terms of the Flex Addendum, in consideration for our prior equity issuance to Flex and an agreement to pay $15,000 to Flex within 180 days after the effective date of the Flex Addendum, Flex agreed to sell, convey, assign and transfer substantially all of Flex's assets, including the Big Monty Claims, to us (the "Assets"). As partial consideration for the acquisition of the Assets, the Flex Addendum requires us to incur the following expenditures over the next three years relating to the Big Monty Claims: (1) not less than $250,000 in expenditures on or before the first anniversary of the effective date of the Flex Addendum; (2) not less than $350,000 in additional expenditures on or before the second anniversary of the effective date of the Flex Addendum; and (3) not less than $400,000 in additional expenditures on or before the third anniversary of the effective date of the Flex Addendum. If we are unable to incur the expenditures required, we may satisfy any deficiency by making an equivalent cash payment to Flex. If we fail to incur the required expenditures under the Flex Addendum, Flex will have the option to repurchase the Assets from us at a price to be mutually agreed upon by the parties.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral reserve exists on any of our current or future properties. To date, we do not know if an economically viable mineral reserve exists on our property and there is no assurance that we will discover one. Even if we do eventually discover a mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

Our current operational focus is to conduct exploration activities on the Big Monty Claims, and to complete the terms of the Flex Addendum and Flex Agreement. For a description of our Big Monty Claims project, please see the section entitled "Description of Properties" in this prospectus.

For the fiscal year ended July 31, 2015, we had a net income of $10,115 as compared to a net loss of $23,158 for the year ended July 31, 2014. Since our inception we have incurred $28,905,262 in losses. Our current burn rate is approximately $10,000 per month. We will need $250,000 in additional financing for us to break-even and achieve self-sufficiency on a cash flow basis. Our July 31, 2015 financial statements indicated that there was substantial doubt about the Company continuing as a going concern. Based on our current burn rate, we will run out of funds in 12 months assuming we raise no additional capital.

Our principal executive offices are located at 3401 Enterprise Parkway, Suite 340, Beachwood, Ohio 44122. Our telephone number is (216) 916-9303. Our website is located at: http://www.goldlakes.com.

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Stock Transfer Agent

Our stock transfer agent is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, NY 11598.

The Offering

Issuer	Gold Lakes Corp.

Securities Offered	2,776,375 shares of common stock of the Company

Common Stock Outstanding Before the Offering	33,135,645

Common Stock to be Outstanding After the Offering	35,912,020

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered hereby. We may receive gross proceeds of up to $521,875 if all of the warrants described herein are exercised for cash. Such proceeds will be used for working capital or general corporate purposes.

Trading	Our common stock is quoted on the OTCQB marketplace, operated by OTC Market Group, Inc., under the stock symbol "GLLK".

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors".

Securities Purchase Agreement

On March 15, 2016 (the "Closing Date"), we closed a transaction pursuant to a Securities Purchase Agreement, dated as of March 14, 2016 (the "Purchase Agreement"), with Himmil Investments Ltd., a company incorporated under the laws of the British Virgin Islands ("Himmil"). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) Himmil shall purchase from the Company on the Closing Date a senior convertible note with an initial principal amount of $535,000 (the "Initial Convertible Note") for a purchase price of $285,000 (an approximate 46.7% original issue discount), along with warrants to acquire up to 521,875 shares of our common stock (the "Warrant Shares"), and (ii) the Company shall have the right to require Himmil to purchase from the Company, on or before the second (2nd) trading day after the effective date of the Registration Statement (defined below) (the "Additional Closing Date") an additional senior convertible note with an initial principal amount of $300,000 (the "Additional Convertible Note" and, together with the Initial Convertible Note, the "Convertible Notes") for a purchase price of $300,000. The Company shall have the right to require Himmil to purchase the Additional Convertible Note on the Additional Closing Date by delivering to Himmil, on the effective date of the Registration Statement, an irrevocable written notice that the Company has exercised its right to require Himmil to purchase the Additional Convertible Note. Pursuant to the Purchase Agreement, the Company issued the Initial Convertible Note to Himmil on March 14, 2016.

The Company agreed to pay up to $35,000 in reasonable attorneys' fees and expenses incurred by Himmil in connection with the transaction.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement also provides for indemnification of Himmil and its affiliates in the event that Himmil incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by the Company of any of its representations, warranties or covenants under the Purchase Agreement.

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Convertible Notes

The Initial Convertible Note, in the principal amount of $535,000, has an issuance date of March 14, 2016, and was purchased for a price of $285,000 (an approximate 46.7% original issue discount). Upon the effectiveness of the Registration Statement, we may require Himmil to purchase the Additional Convertible Note, in the principal amount of $300,000, for a purchase price of $300,000.

$250,000 of the outstanding principal amount of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) the Registration Statement is declared effective by the SEC on or prior to the Effectiveness Deadline (defined below), and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date.

The Initial Convertible Note matures on March 14, 2017 (subject to extension as provided in the Initial Convertible Note) and, in addition to the approximately 46.7% original issue discount, accrues interest at the rate of 8% per annum. If issued, the Additional Convertible Note will mature on the date that is the one-year anniversary of the date of issuance of the Additional Convertible Note (subject to extension as provided in the Initial Convertible Note) and will accrue interest at the rate of 8% per annum. The Initial Convertible Note is convertible at any time, in whole or in part, at Himmil's option into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a conversion price equal to the lesser of (i) $1.10 per share (subject to adjustment), and (ii) the Variable Conversion Price. "Variable Conversion Price" means, as of any date of determination, 50 % of the lowest trade price of the Common Stock of any of the 20 consecutive trading days ending and including the trading day immediately preceding such date of determination (subject to adjustment) (the "Variable Conversion Base Price"). If issued, the Additional Convertible Note will be convertible at any time, in whole or in part, at Himmil's option into shares of Common Stock at a conversion price that will be equal to the lesser of (i) $1.10 per share (subject to adjustment), and (ii) the Variable Conversion Price. At no time will Himmil be entitled to convert any portion of the Convertible Notes to the extent that after such conversion, Himmil (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of Common Stock as of such date. The Initial Convertible Note includes and, if issued, the Additional Convertible Note will include, standard anti-dilution protection.

The Initial Convertible Note includes and, if issued, the Additional Convertible Note will include, customary Event of Default provisions. The Initial Convertible Note provides and, if issued, the Additional Convertible Note will provide for a default interest rate of 18%, effective automatically upon the occurrence and during the continuance of any Event of Default. Upon the occurrence of an Event of Default, Himmil may require the Company to pay in cash the "Event of Default Redemption Price" which is defined in the Convertible Notes to mean the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 150% (or 100% if an insolvency-related Event of Default described in Sections 4(a)(iv) through (vi) of the Convertible Notes), and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as Himmil delivers and Event of Default Redemption Notice multiplied by (Y) the product of (1) 150% (or 100% if an insolvency-related Event of Default described in Sections 4(a)(iv) through (vi) of the Convertible Notes) multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under Section 4(b) of the Convertible Notes.

The Company has the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Initial Convertible Note and/or the Additional Convertible Note (including any accrued and unpaid interest thereon) in cash at a price equal to (i) 130% of the total amount of such Convertible Note then outstanding, if the redemption occurs on or prior to the 150th day after the issuance date, and (ii) 150% of the total amount of such Convertible Note then outstanding, if the redemption occurs on or after the 151st day after the issuance date.

The issuance of the Initial Convertible Note to Himmil under the Purchase Agreement was, and, if issued, the issuance of the Additional Convertible Note to Himmil under the Purchase Agreement will be, exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act ("Regulation D"). The Company made this determination based on the representations of Himmil in the Purchase Agreement that Himmil is an "accredited investor" within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

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Warrants

In connection with the Purchase Agreement and the issuance of the Initial Convertible Note, we issued three-year warrants to purchase shares of our Common Stock, pursuant to a Warrant to Purchase Common Stock dated March 14, 2016 (the "Warrant"). Pursuant to the Warrant, Himmil is entitled to purchase 521,875 fully paid and non-assessable shares of Common Stock at the Exercise Price of $1.00 per share (subject to adjustments as set forth in the Warrant). The Warrant expires on March 14, 2019. The Warrant includes a cashless exercise provision in the event the shares of Common Stock underlying the Warrant are not registered pursuant to an effective Registration Statement at the time of exercise. The Warrant will not be exercisable by Himmil to the extent that, after giving effect to such exercise, Himmil (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the Company's Common Stock as of such date. The Exercise Price of the Warrant Shares is subject to customary adjustments for stock splits, dividends, recapitalizations, and similar events. In the event the Company issues or sells any shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, then immediately after such dilutive issuance, the Exercise Price then in effect will be reduced to an amount equal to the consideration per share price of the dilutive issuance. The Warrant was issued in reliance upon an exemption from the registration requirements of the Securities Act, in accordance with Rule 506 of Regulation D promulgated thereunder.

Registration Rights Agreement

On March 14, 2016, the Company and Himmil also entered into a Registration Rights Agreement (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement (the "Registration Statement") with the SEC to register the resale of the shares of Common Stock convertible and exercisable pursuant to the terms of the Purchase Agreement, the Convertible Notes and the Warrant, on or prior to the 30th calendar day after the Closing Date (the "Filing Deadline"), and have it declared effective as of the earlier of (i) the 110th calendar day after the Closing Date, in the event that the Registration Statement is subject to a limited or full review by the SEC, and (ii) the earlier of (a) the fifth trading day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review, and (b) the 60th calendar day after the Closing Date, in the event that the Registration Statement is not subject to a limited or full review by the SEC (the "Effectiveness Deadline"). Pursuant to the Registration Rights Agreement, Himmil shall be entitled to standard and customary liquidated damages in the event that the Registration Statement is not declared effective by the SEC on or before the 120th calendar day after the Closing Date. If we fail to meet the Effectiveness Deadline, we will be required to pay to Himmil an amount equal to two percent (2%) of the principal amount then outstanding on the Initial Convertible Note on the date of the failure, and on every 30-day anniversary of such failure until such failure is cured.

If at any time all of the shares of Common Stock underlying the Convertible Notes and Warrant are not covered by the initial Registration Statement, the Company has agreed to file with the SEC one or more additional Registration Statements so as to cover all of the shares of Common Stock underlying the Convertible Notes and Warrant not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

The Company also agreed, among other things, to indemnify Himmil from certain liabilities, fees and expenses incurred by Himmil incident to the Company's obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. Himmil has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities that may be based upon written information furnished by Himmil to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

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Summary of Financial Information

The following selected financial information is derived from the Company's Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company's Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Statements of Operations

	Year Ended July 31, 2015	Three Months Ended January 31, 2016
		(unaudited)
Total Revenue	$0	$0
Net income (loss)	$10,115	$(313,727)
Net income (loss) per common share (basic and diluted)	$0.04	$(0.01)
Weighted average common shares	225,525	32,525,525

Statement of Financial Position

	July 31, 2015	January 31, 2016
Cash	$0	$17,007
Total current assets	$0	$17,007
Total assets	$0	$17,007
Total current liabilities	$272,294	$274,734
Stockholders' deficiency	$(272,294)	$(257,727)
Total liabilities and stockholders' deficiency	$0	$17,007

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information included in our public filings, before making an investment decision with regard to our securities. The statements contained in or incorporated into this document that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, environmental permitting difficulties and delays, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of commercially viable mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claims. If this happens, our business will likely fail.

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Because of the speculative nature of exploration of mineral properties, we may never discover a commercially exploitable quantity of minerals, our business may fail, and investors may lose their entire investment.

We have been conducting, and plan to conduct, mineral exploration activities on our mineral properties. The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that additional exploration on our properties will establish that commercially exploitable reserves of minerals exist on our property. Additional potential problems that may prevent us from discovering any reserves of minerals on our property include, but are not limited to, unanticipated problems relating to exploration, environmental permitting difficulties and delays, and additional costs and expenses that may exceed current estimates. If we are unable to establish the presence of commercially exploitable reserves of minerals on our properties, our ability to fund future exploration activities will be impeded, we will not be able to operate profitably, and investors may lose all of their investment in our company.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.

Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of mineralization and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to the stage of producing mines. Our current exploration efforts are, and any future development or mining operations we may elect to conduct will be, subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, including, but not limited to:

•	Economically insufficient mineralized material;
•	Fluctuations in production costs that may make mining uneconomical;
•	Labor disputes;
•	Unanticipated variations in grade and other geologic problems;
•	Environmental hazards;
•	Water conditions;
•	Troublesome surface or underground conditions;
•	Industrial accidents;
•	Metallurgical and other processing problems;
•	Mechanical and equipment performance problems;
•	Failure of pit walls or dams;
•	Unusual or unexpected rock formations;
•	Personal injury, fire, flooding, cave-ins, and landslides; and
•	Decrease in reserves due to a lower gold price.

Any of these risks can materially and adversely affect, among other things, the development of mineral properties, production quantities and rates, costs and expenditures, and production commencement dates. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses proportionate to amounts spent, which may not be recoverable.

The potential profitability of mineral ventures depends in part upon factors beyond the control of our company, and even if we discover and exploit mineral deposits, we may never become commercially viable and we may be forced to cease operations.

The commercial feasibility of mineral properties is dependent upon many factors beyond our control, including the existence and size of mineral deposits in the properties we explore, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production, and environmental regulation. These factors cannot be accurately predicted and any one or more of these factors may result in our company not receiving an adequate return on invested capital. These factors may have material and negative effects on our financial performance and our ability to continue operations.

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Because mineral exploration and development activities involve inherent risks, we may be exposed to environmental liabilities, which may result in a financial loss to our shareholders.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. At present, the Big Monty Claims do not have a known body of commercial ore. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides, and the inability to obtain suitable or adequate machinery, equipment or labor are inherent risks involved in extraction operations and exploration programs. Without liability insurance, we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards. Previous mining exploration activities may have caused environmental damage to the Big Monty Claims. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators. If the Big Monty Claims are found to have commercial quantities of ore, we may be subject to additional risks involved with future development and production activities.

Mineralized material is based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated.

Unless otherwise indicated, mineralized material presented in our filings with securities regulatory authorities, including the SEC, press releases, and other public statements that may be made from time to time, are based upon estimates made by our consultants. When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineralized material on our properties. Until mineralized material is actually mined and processed, it must be considered an estimate only. These estimates are imprecise and depend on geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. We cannot assure you that these mineralized material estimates will be accurate or that this mineralized material can be mined or processed profitably. Any material changes in estimates of mineralized material will affect the economic viability of placing a property into production and such property's return on capital. There can be no assurance that minerals recovered in small scale tests will be recovered at production scale. The mineralized material estimates have been determined and valued based on assumed future prices, cut-off grades, and operating costs that may prove inaccurate. Extended declines in market prices for gold and other precious metals may render portions of our mineralized material uneconomical, which may adversely affect the commercial viability of one or more of our properties and could have a material adverse effect on our results of operations or financial condition.

The construction of mines is subject to all of the risks inherent in construction.

These risks include potential delays, cost overruns, shortages of material or labor, construction defects, and injuries to persons and property. While we anticipate taking all measures which we deem reasonable and prudent in connection with any future construction, there is no assurance that the risks described above will not cause delays or cost overruns in connection with such construction. Any delay would postpone our anticipated receipt of revenue and adversely affect our operations. Cost overruns would likely require us to obtain additional capital in order to commence production. Any of these occurrences may adversely affect our ability to generate revenues and the price of our stock.

Mineral exploration and development activities are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on our company.

Mineral exploration and development activities are subject to various laws, regulations and policies governing prospecting, mine development, mineral production, removal and transport of natural resources, as well as discharge of materials into the environment. Mining activities are also subject to various regulations regarding taxation, import and export, labor standards, occupational health standards, safety standards, waste disposal, toxic substances, land use, water use, environmental protection, and other matters.

Permits from various foreign, federal, state, provincial and local governmental authorities are required for mining operations to be conducted, and no assurance can be given that such permits will be successfully obtained. Environmental and other legal standards imposed by governmental authorities may be changed, and any such change may prevent us from conducting planned activities, or increase our costs of doing so, which could have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on our business operations. Additionally, we may be subject to liability for pollution or other environmental damages, which we may not be able to insure against due to prohibitive premium costs and other financial and practical considerations. Any laws, regulations, or policies of any government body or regulatory agency may be changed, applied, or interpreted in a manner which will alter and negatively affect our ability to carry on our business. We cannot assure you that new rules and regulations will not be enacted, or that existing rules and regulations will not be applied in a manner which could limit or curtail our exploration or development activities on our properties.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities, but there can be no assurance that we can continue to remain in compliance. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such necessary approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

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As we face intense competition in the mineral exploration industry, we will have to compete with our competitors for financing, and for qualified managerial and technical employees.

Our existing property rights are in Canada, and our competition there includes large, established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may have to compete for financing and be unable to acquire financing on terms we consider acceptable. We may also have to compete with the other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or qualified employees, our exploration programs may be slowed down or suspended, which may cause us to cease operations as a company.

Title to mineral properties can be uncertain, and we may be at risk of losing ownership rights to one or more of our properties.

Our ability to explore and operate our properties depends on the validity of title to such properties. Certain mining rights, such as unpatented mining claims, provide only possessory title, and their validity is often subject to contest by third parties or the government, which makes the validity of such claims uncertain and risky. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, assessment work, and possible conflicts with other claims not determinable from descriptions of record. We have not obtained a title opinion on any of our properties, with the attendant risk that title to some claims, particularly title to undeveloped property, may be defective. There may be valid challenges to the title to our property which, if successful, could impair development and/or operations. We remain at risk that the mining claims may be forfeited either to appropriate governmental authorities or to rival private claimants.

We may not have sufficient funding for exploration, which may impair our profitability and growth.

The capital required for exploration of mineral properties is substantial. From time to time, we will need to raise additional cash, or enter into financing or joint venture arrangements, in order to fund the exploration activities required to determine whether mineral deposits on our projects are commercially viable. New financing or acceptable joint venture partners may or may not be available on a basis that is acceptable to us. Inability to obtain new financing or joint venture partners on acceptable terms may prohibit us from continued exploration of our mineral properties. Without successful sale or future development of our mineral properties through joint venture, we will not be able to realize any profit from our interests in such properties, which could have a material adverse effect on our financial position and results of operations.

We have no reported mineral reserves, and if we are unsuccessful in identifying mineral reserves in the future, we may not be able to realize any profit from our property interests.

We are an exploration stage company and have no reported mineral reserves. Any mineral reserves will only come from extensive additional exploration, engineering, and evaluation of existing or future mineral properties. The lack of reserves on our mineral properties could prohibit us from sale or joint venture of our mineral properties. Additionally, if we or partners to whom we may joint venture our mineral properties are unable to develop reserves on our mineral properties, we may be unable to realize any profit from our interests in such properties, which could have a material adverse effect on our financial position or results of operations.

If the cost of extracting any minerals that might be found on the Big Monty Claims exceeds the selling price of such minerals, we would not be able to develop the Big Monty Claims. Accordingly even if ore reserves were found on the Big Monty Claims, we may still not be able to economically extract the minerals from the Big Monty Claims, in which case we would have to abandon the Big Monty Claims and seek other mineral properties to develop. Alternatively, our inability to obtain profits from our mineral properties may cause us to suspend or cease our operations.

Severe weather or violent storms could materially affect our operations due to damage or delays caused by such weather.

Our exploration activities are subject to normal seasonal weather conditions that often hamper, and may temporarily prevent, exploration activities. There is a risk that unexpectedly harsh weather or violent storms could affect areas where we conduct exploration activities. Delays or damage caused by severe weather could materially affect our operations or our financial position.

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Our business is extremely dependent on gold, commodity prices, and currency exchange rates, over which we have no control.

Our operations will be significantly affected by changes in the market price of gold and other commodities since the evaluation of whether a mineral deposit is commercially viable is heavily dependent upon the market price of gold and other commodities. The price of commodities also affects the value of exploration projects we own or may wish to acquire. These prices of commodities fluctuate on a daily basis and are affected by numerous factors beyond our control. The supply and demand for gold and other commodities, the level of interest rates, the rate of inflation, investment decisions by large holders of these commodities, including governmental reserves, and stability of exchange rates can all cause significant fluctuations in commodity prices. Such external economic factors are in turn influenced by changes in international investment patterns and monetary systems and political developments. The prices of commodities have fluctuated widely over the years, and future significant price declines could have a material adverse effect on our financial position or results of operations.

Fluctuating gold prices could negatively impact our business plan.

The potential for profitability of our gold mining operations and the value of our mining properties are directly related to the market price of gold. The price of gold may also have a significant influence on the market price of our shares. If we obtain positive drill results and progress one of our properties to a point where a commercial production decision can be made, our decision to put a mine into production and to commit the funds necessary for that purpose must be made long before any revenue from production would be received. A decrease in the price of gold at any time during future exploration and development may prevent our property from being economically mined, or result in the write-off of assets whose value is impaired as a result of lower gold prices. The price of gold is affected by numerous factors beyond our control, including inflation, fluctuation of the United States dollar and foreign currencies, global and regional demand, the purchase or sale of gold by central banks, and the political and economic conditions of major gold producing countries throughout the world. The volatility of mineral prices represents a substantial risk which no amount of planning or technical expertise can fully eliminate. In the event gold prices decline and remain low for prolonged periods of time, we may be unable to develop our properties or produce any revenue.

Estimates of mineralized materials are subject to geologic uncertainty and inherent sample variability.

Although the estimated resources at our existing properties will be delineated with appropriately spaced drilling, there is inherent variability between duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. There also may be unknown geologic factors that have not been identified or correctly appreciated at the proposed level of delineation. This results in uncertainties that cannot be reasonably eliminated from the estimation process. Some of these resulting variances may have a positive effect, while others may have a negative effect on mining and processing operations. These uncertainties are inherent risks in any mining operation.

Risks Related to Our Company

We have incurred losses in prior periods and may incur losses in the future.

We cannot assure you that we will achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. We may not achieve our business objectives, and the failure to achieve such objectives may significantly affect our ability to continue as a going concern.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated November 13, 2015, our independent auditors stated that our financial statements for the fiscal year ended July 31, 2015 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of the early stage of our Company with limited operations and resources. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

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Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, we may have to cease our exploration activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or generate positive cash flow in the future. We will require additional financing in order to proceed beyond the first few months of our exploration program. We will also require additional financing for the fees we must pay to maintain our status in relation to the rights to our properties, and to pay the fees and expenses necessary to become and operate as a public company. We will also need more capital if the costs of the exploration of our existing projects are greater than we have anticipated. We will need additional financing to sustain our business operations if we are not successful in earning revenues. We may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when such financing is required. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, our business could fail and investors could lose their entire investment.

Until we obtain additional capital, we must limit our exploration activities, which may affect our ability to discover an ore body. Without an ore body, we cannot generate revenues, and our shareholders will lose their investment.

Any potential development of and production from our mineral properties depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified engineers and geologists. Because we are small and lack significant capital, we must limit our exploration activity unless and until we raise additional capital. Any decision to expand our operations on our mineral properties will involve the consideration and evaluation of several significant factors including, but not limited to:

•	Costs of bringing the property into production, including exploration, preparation of production feasibility studies, and construction of production facilities;
•	Availability and cost of financing;
•	Ongoing costs of exploration, development and production;
•	Market prices for the minerals to be produced;
•	Environmental compliance costs and restraints; and
•	Political climate and applicable governmental regulations and controls.

Our ongoing programs will require substantial funds. Because we may have to limit our exploration activities until we obtain additional funding, we may not find an ore body, even though our properties may contain mineralized material. Without an ore body, we cannot generate revenues, and our shareholders will lose their investment in our Company.

Because we may never earn revenues from our operations, our business may fail and then investors may lose all of their investment in our company.

We have no history of revenues from operations. We have yet to generate positive earnings, and there can be no assurance that we will ever operate profitably. Our company has a limited operating history and is in the exploration stage. The success of our company is significantly dependent on the uncertain events of the discovery and exploitation of mineral reserves on our properties, or selling the rights to exploit such mineral reserves. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

Prior to completion of the exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses in the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

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We are subject to corporate governance and internal control reporting requirements, and our costs related to compliance with existing and future requirements could adversely affect our business.

We face corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future. In particular, we are required to include management's report on internal controls as part of our annual report pursuant to Section 404 of the Sarbanes-Oxley Act. We strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404 of the Sarbanes-Oxley Act. The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial. We cannot assure you that we will be able to fully comply with these laws, rules, and regulations involving corporate governance, internal control reporting, and similar matters. Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

Our business is dependent on key executives, and the loss of any of our key executives could adversely affect our business, future operations and financial condition.

We are dependent on the services of our executive officer, Christopher Vallos. Mr. Vallos has many years of relevant corporate, financial, and entrepreneurial experience. We may not be able to replace that experience and knowledge with other individuals. We do not have "Key-Man" life insurance policies on Mr. Vallos. The loss of Mr. Vallos, or our inability to attract and retain additional highly skilled employees, may adversely affect our business, future operations, and financial condition.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to indemnify our directors and executive officers, and former directors and executive officers, to the fullest extent provided by Nevada law. Specifically, our Articles provide that no director or officer shall be personally liable to the Company or any of its shareholders for damages for breach of fiduciary duty as a director or officer; provided, however, that our directors and officers will remain liable for acts or omissions involving intentional misconduct, fraud or knowing violations of law, and for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team does not have extensive public company experience and is generally unfamiliar with the requirements of the United States securities laws, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management team have limited experience managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

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Risks Related to an Investment in Our Securities

Trading on the OTCQB may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQB. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like NYSE Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common shares are currently traded with low or no volume, based on quotations on the "Over-the-Counter Bulletin Board." This means that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more viable. Additionally, many brokerage firms may not be willing to effect transactions in our securities. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or nonexistent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot assure you that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Investors should be aware that, according to SEC Release No. 34-29093, the market for "penny stocks" has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

We have not paid any cash dividends to date, and we do not expect to pay any cash dividends in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we may never have sufficient funds legally available to pay such dividends. Even if funds are legally available for distribution to our shareholders, our Board of Directors may nevertheless decide not to pay any dividends. We currently intend to retain all earnings to put toward our continued operations.

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Future issuances of common stock may have a significant effect on the value of existing shareholders' investment.

Our articles of incorporation authorize the issuance of up to 500,000,000 shares of common stock, par value $0.001. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties, to fund our overhead and general operating requirements, and in exchange for services rendered to the Company. Such issuances may not require the approval of our shareholders. Any future issuances may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares in the future, such issuance will reduce the proportionate ownership and voting power of all current shareholders.

We are obligated to provide anti-dilution protection to certain investors under our existing debentures, and such anti-dilution protections may make it more difficult and expensive for us to raise additional capital in the future and may result in further dilution to current shareholders.

Our existing debentures provide that the conversion price will adjust to the lowest price per share at which additional shares (with certain exceptions) are issued or deemed to be issued (a "full-ratchet" adjustment). Because these anti-dilution provisions will have the effect of lowering the price at which shares of our common stock are issued upon conversion of such debentures, if we are unable to raise additional capital at an effective price per share that is higher than the exercise price of these debentures, these provisions may make it more difficult and more expensive to raise capital in the future. The additional shares we would have to issue or potentially issue could cause dilution to our then current shareholders and may have an adverse impact on our stock price. The potential dilutive effect of such a financing could deter potential future investors from investing in our Company. If we are unable to raise capital because of such anti-dilution provisions, it may have a material adverse impact on our business and ability to grow.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our stock is categorized as a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

FINRA sales practice requirements may also limit a shareholder's ability to buy and sell our stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority's requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements. When used in this Prospectus or in any other presentation, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," "may," "project," "plan" or "continue," and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Prospectus are based upon our management's beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Security Holders named herein. There will be no proceeds to us from the sale of shares of common stock in this offering. We have received gross proceeds of $285,000 from the sale of the Initial Convertible Note to Himmil, and we may receive additional proceeds of $300,000 from the sale of the Additional Convertible Note to Himmil pursuant to the Purchase Agreement. We may also receive proceeds of up to $521,875 (subject to adjustment as set forth in the Warrant) from the sale of the Warrant Shares pursuant to the terms and provisions set forth in the Purchase Agreement and the Warrant. The proceeds received from the sale of the Convertible Notes and Warrant Shares will be used for general corporate and working capital purposes, including, among other things, costs and expenses relating to the sale of the securities to Himmil, potential acquisitions, repayment of other outstanding promissory notes and general working capital purposes, or for any other purposes deemed by our Board of Directors to be in the best interests of the Company and our shareholders.

DETERMINATION OF OFFERING PRICE

There is currently a limited public market for our common stock. The Selling Security Holders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See "Plan of Distribution" below for more information.

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DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Dilution in the as adjusted net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the as adjusted net tangible book value per share of common stock immediately after the consummation of this offering.

As of January 31, 2016, the net tangible book value was $(257,727) or approximately $(0.0078) per share, based upon 33,125,645 shares outstanding.

After giving effect to the sale of the 2,776,375 shares of our common stock in this offering at an offering price of approximately $0.2107 per share, less estimated offering expenses payable by us, our as adjusted net tangible book value as of January 31, 2016 would have been approximately $300,527 or $0.008 per share. The following table illustrates this per share dilution:

The following table illustrates this calculation on a per share basis as of January 31, 2016:

Offering price per share of common stock	$0.2107
Net tangible book value per share of common stock	$(0.0078)
Increase in net tangible book value per share of common stock attributable to the offering	$0.0162
Pro forma net tangible book value per share of common stock after giving effect to the offering	$0.008
Dilution in net tangible book value per share of common stock to purchasers	$0.2023

The foregoing table and calculations are based on the number of shares of our common stock outstanding as of January 31, 2016.

SELLING SECURITY HOLDERS

This offering relates to the registration and resale of up to 2,776,375 shares of our common stock, par value $0.001 per share, by Himmil Investments Ltd., a company incorporated under the laws of the British Virgin Islands ("Himmil"), and any of its respective pledgees, donees, assignees and other successors-in-interest (collectively, the "Selling Security Holders"), of which up to: (a) 1,337,500 shares of common stock are issuable upon the conversion of the principal amount of the Senior Convertible Note, dated March 14, 2016, issued to Himmil in the principal amount of $535,000 (the "Initial Convertible Note"), (b) 107,000 shares of common stock are issuable upon the conversion of interest accrued under the Initial Convertible Note, (c) 521,875 shares of common stock are issuable upon the exercise of the Warrant to Purchase Common Stock, dated March 14, 2016, issued to Himmil (the "Warrant"), (d) 750,000 shares of common stock are issuable upon the conversion of the principal amount of the additional convertible note to be issued by the Company to Himmil in the principal amount of $300,000 (the "Additional Convertible Note"), and (e) 60,000 shares of common stock are issuable upon the conversion of interest accrued under the Additional Convertible Note to be issued to Himmil. We will not receive any of the proceeds from the sale of shares by the Selling Security Holders.

Pursuant to the terms of the Purchase Agreement, Himmil purchased the Initial Convertible Note in the aggregate principal amount of $535,000 (subject to reduction, as set forth below), along with the Warrant to purchase up to 521,875 shares of common stock (the "Warrant Shares"), for a purchase price of $285,000 (an approximate 46.7% original issue discount). Upon the effectiveness of this Registration Statement, Himmil will purchase the Additional Convertible Note in the aggregate principal amount of $300,000 for a purchase price of $300,000.

$250,000 of the outstanding principal amount of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) this Registration Statement is declared effective by the SEC on or prior to the Effectiveness Deadline (defined below), and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date.

The Initial Convertible Note accrues interest at the rate of 8% annually, and has a maturity date of March 14, 2017 (twelve months from the date of issuance). The Additional Convertible Note, if issued, will accrue interest at the rate of 8% annually, and will have a maturity date that is the 12-month anniversary of its date of issuance. The Convertible Notes are convertible into shares of our common stock at any time after the date of issuance, at a conversion price equal to the lesser of (i) $1.10 per share (subject to adjustment), or (ii) 50% of the lowest trade price of the common stock during the 20 consecutive trading days ending on and including the trading day immediately preceding the applicable conversion date (subject to adjustment).

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The shares of common stock underlying the Convertible Notes and Warrant will be issued in reliance upon an exemption from the registration requirements of the Securities Act, in accordance with Rule 506 of Regulation D promulgated thereunder.

The following table sets forth the name of the Selling Security Holders, the number of shares of common stock beneficially owned by the Selling Security Holders as of the date hereof, and the number of shares of common stock being offered by the Selling Security Holders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares for resale from time to time. However, the Selling Security Holders are under no obligation to sell all or any portion of such shares, nor are the Selling Security Holders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holders. The "Number of Shares of Common Stock Beneficially Owned After Offering" column assumes the sale of all shares offered. However, any or all of the securities listed below may be retained by the Selling Security Holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Selling Security Holders upon termination of this offering. The Selling Security Holders are not making any representation that any shares covered by this prospectus will be offered for sale.

Name	Shares of Common Stock Beneficially Owned prior to Offering (1)(2)	Ownership Percentage before Offering(2)	Maximum Number of Shares of Common Stock to be Offered		Number of Shares of Common Stock Beneficially Owned after Offering (3)	Ownership Percentage after Offering

Himmil Investments Ltd.	1,792,009.80	4.99%	2,776,375	(4)	0	0%

____________

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the ownership percentage of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the ownership percentage of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. The percentage of beneficial ownership is based on 35,912,020 shares of common stock outstanding as of the date of this prospectus, including the securities that are convertible or exercisable into shares of our common stock pursuant to the Convertible Notes and Warrant.

(2)

The Convertible Notes are subject to a 4.99% blocker, and the amounts and percentages set forth in these columns give effect to such blocker. If the blocker were not in place, Himmil would beneficially own 2,776,375 shares of common stock prior to the offering, which would equal 7.73% of the outstanding common stock of the Company prior to the offering.

(3)	Assumes that all securities registered will be sold.

(4)

Represents 100% of the shares of common stock issuable upon conversion of the principal and interest under the Initial Convertible Note and the Additional Convertible Note, based on an estimated conversion price of $0.40, and 100% of the shares of common stock issuable upon exercise of the Warrant, based on an exercise price of $1.00. The business address of Himmil is c/o Sable Trust Limited, 4th Floor, Rodus Building, Road Reef, P.O. Box 765, Road Town, Tortola, British Virgin Islands. Himmil's principal business is that of a private investment firm. We have been advised that Peter Poole is the Authorized Agent of Himmil and that he has the power to vote or to direct the vote and power to dispose or to direct the disposition of all securities owned directly by Himmil. We have been advised that Himmil is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Himmil nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.

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PLAN OF DISTRIBUTION

This prospectus relates to the resale of 2,776,375 shares of common stock by the Selling Security Holder listed under "Selling Security Holders" and any of its respective pledgees, donees, assignees and other successors-in-interest (collectively, the "Selling Security Holders"), such shares being issuable upon conversion of the Convertible Notes.

The Selling Security Holders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Security Holders may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transaction and transactions in which the broker-dealer solicits purchasers;
•	Block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	An exchange distribution in accordance with the rules of the applicable exchange;
•	Privately negotiated transactions;
•	Broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
•	Through the writing of options on the shares;
•	A combination of any such methods of sale; and
•	Any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Security Holders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holders. In addition, the Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holders. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares of common stock they own, and, if they defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act, amending the list of Selling Security Holders to include the pledgee, transferee or other successor in interest as a Selling Security Holder under this prospectus.

The Selling Security Holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Security Holders to include the pledgee, transferee or other successor in interest as a Selling Security Holder under this prospectus.

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The Selling Security Holders acquired or will acquire the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Security Holders. We will file a supplement to this prospectus if the Selling Security Holders enter into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Security Holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Security Holders. The Selling Security Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $26,746. We will not receive any proceeds from the resale of any of the shares of our common stock in this offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

We are authorized to issue 500,000,000 shares of common stock, $0.001 par value per share. We do not have any other classes of stock.

Common Stock

As of April 4, 2016, there were 33,135,645 shares of our common stock issued and outstanding. As of April 4, 2016, there were 21 shareholders of record of our common stock. All of our shares of common stock currently issued and outstanding are fully paid and non-assessable.

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no provisions in our Articles of Incorporation of Bylaws regarding conversion, redemption, sinking fund or similar rights related to our common stock.

Each shareholder is entitled to receive the dividends as may be declared by our Board of Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements, general business conditions and other pertinent factors.

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

There are no provisions in our Articles of Incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

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Securities Issuable Pursuant to Securities Purchase Agreement

Convertible Notes

On March 15, 2016, we closed on the Purchase Agreement and issued the Initial Convertible Note in the initial principal amount of $535,000 (subject to reduction, as set forth herein), along with the Warrant, to Himmil, representing an approximate 46.7% original issue discount. Pursuant to the terms of the Purchase Agreement, upon the effectiveness of this Registration Statement, we may issue to Himmil (and may require Himmil to purchase) the Additional Convertible Note in the additional principal amount of $300,000 for a purchase price of $300,000. We are registering the shares of common stock underlying the Initial Convertible Note, the Warrant, and the Additional Convertible Note.

$250,000 of the outstanding principal amount of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) this Registration Statement is declared effective by the SEC on or prior to the Effectiveness Deadline (defined below), and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date.

The Initial Convertible Note accrues interest at the rate of 8% annually, and has a maturity date of March 14, 2017 (twelve months from the date of issuance). The Additional Convertible Note, if issued, will accrue interest at the rate of 8% annually, and will have a maturity date that is the 12-month anniversary of its date of issuance.

The Initial Convertible Note is convertible at any time, in whole or in part, at Himmil's option, into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a conversion price equal to the lesser of (i) $1.10 per share (subject to adjustment), and (ii) the Variable Conversion Price. The "Variable Conversion Price" means, as of any date of determination, 50% of the lowest trade price of the Common Stock during any of the 20 consecutive trading days ending on and including the trading day immediately preceding such date of determination (subject to adjustment) (the "Variable Conversion Base Price"). If issued, the Additional Convertible Note will be convertible at any time, in whole or in part, at Himmil's option, into shares of Common Stock at a conversion price that will be equal to the lesser of (i) $1.10 per share (subject to adjustment), and (ii) the Variable Conversion Price. The conversion price of the Convertible Notes is subject to adjustment upon the occurrence of any stock split, stock dividend, stock combination, or other similar transaction during any such measuring period.

The Convertible Notes may not be converted if, after giving effect to such conversion, Himmil (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the Company's Common Stock as of such date. At Himmil's option, the limit on the percentage of ownership may be raised or lowered to any other percentage not in excess of 9.99%, as set forth in a written notice to the Company, provided that any increase will not be effective until the 61st day after such notice is delivered to the Company. The Initial Convertible Note includes and, if issued, the Additional Convertible Note will include, standard anti-dilution protection.

The Initial Convertible Note includes and, if issued, the Additional Convertible Note will include, customary Event of Default provisions. Under the Convertible Notes, Events of Default include, among other things, defaults in payment, breaches of covenants or agreements, insolvency-related proceedings, and changes in control. The Initial Convertible Note provides and, if issued, the Additional Convertible Note will provide for a default interest rate of 18%, effective automatically upon the occurrence and during the continuance of any Event of Default. Upon the occurrence of an Event of Default, Himmil may require the Company to redeem all or any portion of the Convertible Note(s) by paying in cash the "Event of Default Redemption Price," which is defined in the Convertible Notes to mean the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 150% (or 100% if an insolvency-related Event of Default described in Sections 4(a)(iv) through (vi) of the Convertible Notes), and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as Himmil delivers and Event of Default Redemption Notice multiplied by (Y) the product of (1) 150% (or 100% if an insolvency-related Event of Default described in Sections 4(a)(iv) through (vi) of the Convertible Notes) multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under Section 4(b) of the Convertible Notes.

The Company has the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Initial Convertible Note and/or the Additional Convertible Note (including any accrued and unpaid interest thereon) in cash at a price equal to (i) 130% of the total amount of such Convertible Note then outstanding, if the redemption occurs on or prior to the 150th day after the issuance date, and (ii) 150% of the total amount of such Convertible Note then outstanding, if the redemption occurs on or after the 151st day after the issuance date.

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Upon any conversion, Event of Default redemption, or optional redemption prior to maturity, we are required to pay the holder of the Convertible Note(s) an interest "make-whole amount" equal to the amount of any interest that, but for the conversion, Event of Default redemption, or optional redemption, would have accrued under the Convertible Notes at the interest rate for the period from the conversion date, Event of Default redemption date, or optional redemption date, as the case may be, through the maturity date (i.e., the one-year anniversary of the original issuance date of the Convertible Note).

If, at any time while the Convertible Notes are outstanding, we enter into any merger or consolidation, sale of all or substantially all of our assets, purchase offer, exchange offer or tender offer, reclassification, reorganization or recapitalization, or stock purchase (a "Fundamental Transaction"), the successor entity must assume all obligations under the Convertible Notes and related transaction documents, and upon conversion of the Convertible Note(s), the holder of the Convertible Note(s) shall have the right to receive, for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of the Fundamental Transaction, the number of shares of common stock of the successor or acquiring company, or of the Company if we are the surviving company, and any additional consideration receivable as a result of such transaction by a holder of the number of shares of common stock for which the Convertible Notes are convertible.

If, at any time while the Convertible Notes are outstanding, we issue rights, warrants, options, securities or other assets to all holders of Common Stock with respect to or in exchange for shares of Common Stock (and not to the holder(s) of the Convertible Note(s)), entitling the holders of Common Stock to subscribe for, purchase or otherwise acquire securities or other assets, pro rata to all holders of Common Stock (a "Corporate Event"), then the holder(s) of the Convertible Note(s) will thereafter have the right, upon conversion of the Convertible Note(s), to receive, in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets as to which such holder(s) would have been entitled had such shares of Common Stock been held by such holder(s) upon the consummation of such Corporate Event, or, in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of the Corporate Event in such amounts as the holder(s) of the Convertible Note(s) would have been entitled to receive had the Convertible Notes initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate set forth in the Convertible Notes.

So long as the Convertible Notes are outstanding, we are required to keep available, out of our authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Notes, a number of shares of Common Stock for each of the Convertible Notes, in accordance with a specific formula set forth in the Convertible Notes (the "Share Reserve"). The Share Reserve shall in no event be less than 150% of the number of shares of Common Stock necessary to effect the conversion of all of the Convertible Notes then outstanding (without regard to any limitations on conversions).

So long as the Convertible Notes and/or Warrant are outstanding, we may not, directly or indirectly, enter into any agreement to effect any financing arrangement involving the sale of debt or equity securities that are convertible into, exchangeable or exercisable for, or that include the right to receive additional shares of Common Stock at a price that is based upon and/or varies with the trading prices of the Common Stock at any time after the initial issuance of such securities, or is subject to reset upon the occurrence of a specified or contingent event. Additionally, we may not enter into any agreement, including, but not limited to, an Equity Line of Credit, whereby the Company may sell securities at a future determined price. So long as the Convertible Notes and/or Warrant remain outstanding, we may not, directly or indirectly, without Himmil's (or any respective pledgee, donee, assignee or other successor-in-interest's) prior written consent, solicit, initiate, or enter into an agreement to effect an "Exchange Transaction," as such term is defined in Section 3(a)(9) or Section 3(a)(10) of the Securities Act.

Warrants

In connection with the Purchase Agreement and the issuance of the Initial Convertible Note, we issued three-year warrants to purchase shares of our Common Stock, pursuant to a Warrant to Purchase Common Stock dated March 14, 2016 (the "Warrant"). Pursuant to the Warrant, Himmil is entitled to purchase 521,875 fully paid and non-assessable shares of Common Stock at the Exercise Price of $1.00 per share (subject to adjustments as set forth in the Warrant).The Warrant expires on March 14, 2019. The Warrant will not be exercisable by Himmil to the extent that, after giving effect to such exercise, Himmil (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of the Company's Common Stock as of such date. At Himmil's option, the limit on the percentage of ownership may be raised or lowered to any other percentage not in excess of 9.99%, as set forth in a written notice to the Company, provided that any increase will not be effective until the 61st day after such notice is delivered to the Company.

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The Exercise Price of the Warrant Shares is subject to customary adjustments for stock splits, dividends, recapitalizations, and similar events. In the event the Company issues or sells any shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, then immediately after such dilutive issuance, the Exercise Price then in effect will be reduced to an amount equal to the consideration per share price of the dilutive issuance.

If we declare or make any dividend or other distribution of assets to all or substantially all of the holders of shares of Common Stock (and not to the holder of the Warrant) at any time after the issuance of the Warrant (a "Distribution"), then the holder of the Warrant shall be entitled to participate in such Distribution to the same extent that it would have participated therein if it had held the number of shares of Common Stock acquirable upon complete exercise of the Warrant immediately before the date on which a record is taken for such Distribution (subject to the maximum percentage provisions described above).

If, at any time while the Warrant is outstanding, we enter into any Fundamental Transaction, the successor entity must assume all obligations under the Warrant and related transaction documents, and upon exercise of the Warrant, the holder of the Warrant shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of the Fundamental Transaction, the number of shares of common stock of the successor or acquiring company, or of the Company if we are the surviving company, and any additional consideration receivable as a result of such transaction by a holder of the number of shares of common stock for which the Warrant is exercisable.

If, at any time while the Warrant is outstanding, we grant, issue or sell any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the holders of Common Stock (and not to the holder of the Warrant) (the "Purchase Rights"), then the holder of the Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which it could have acquired if it had held the number of shares of Common Stock acquirable upon complete exercise of the Warrant immediately before the date on which a record is taken for the grant, issuance, or sale of such Purchase Rights (subject to the maximum percentage provisions described above).

Registration Rights Agreement

On March 14, 2016, in connection with the execution and closing of the Purchase Agreement, we entered into a Registration Rights Agreement with Himmil. Pursuant to the Registration Rights Agreement, we agreed to file an initial Registration Statement with the SEC to register the resale of the shares of Common Stock convertible and exercisable pursuant to the terms of the Purchase Agreement, the Convertible Notes and the Warrant, on or prior to the 30th calendar day after the Closing Date (the "Filing Deadline"), and have it declared effective as of the earlier of (i) the 110th calendar day after the Closing Date, in the event that the Registration Statement is subject to a limited or full review by the SEC, and (ii) the earlier of (a) the fifth trading day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review, and (b) the 60th calendar day after the Closing Date, in the event that the Registration Statement is not subject to a limited or full review by the SEC (the "Effectiveness Deadline").

Pursuant to the Registration Rights Agreement, Himmil shall be entitled to standard and customary liquidated damages in the event that the Registration Statement is not declared effective by the SEC on or before the 120th calendar day after the Closing Date. If we fail to meet the Effectiveness Deadline, we will be required to pay to Himmil an amount equal to two percent (2%) of the principal amount then outstanding on the Initial Convertible Note on the date of the failure, and on every 30-day anniversary of such failure until such failure is cured.

If at any time all of the shares of Common Stock underlying the Convertible Notes and Warrant are not covered by the initial Registration Statement, the Company has agreed to file with the SEC one or more additional Registration Statements so as to cover all of the shares of Common Stock underlying the Convertible Notes and Warrant not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

The parties to the Registration Rights Agreement also agreed, among other things, to indemnify each other for losses that may arise out of any untrue statements or alleged untrue statements of material fact contained in any registration statement or prospectus filed pursuant to the terms of the agreement, and certain other fees and expenses the parties may incur in connection therewith. We have agreed to pay all expenses relating to the filing of the registration statement(s) required by the Registration Rights Agreement.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The annual financial statements for the years ended July 31, 2015 and 2014 included in this prospectus and in the registration statement have been audited by ZBS Group LLP and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Greenberg Traurig, LLP.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

Overview

Gold Lakes Corp., was incorporated on January 18, 2007 in the State of Nevada under the name Siga Resources Inc. We were organized for the purpose of acquiring and developing mineral properties, with a primary goal of searching for and developing gold opportunities. On October 23, 2013, we changed our name to TNX Maverick Corp. On August 24, 2015, we changed our name to Gold Lakes Corp. and effected a 1-for-200 reverse stock split of our outstanding shares of common stock. We do not have any subsidiaries or affiliated companies. As of April 4, 2016, we had 33,135,645 shares of common stock issued and outstanding. We are authorized to issue 500,000,000 shares of common stock, par value $0.001 per share. We have no other class of stock.

We are an exploration stage mining company engaged in the identification, acquisition, and exploration of metals and minerals with a focus on gold mineralization on our properties located in Ontario, Canada. We intend to conduct exploration and development programs on our recently acquired properties as described below.

On August 28, 2015, we entered into an Equity Participation and Earn-In Agreement (the "Flex Agreement") with Flex Mining Ltd., a Delaware corporation ("Flex"), pursuant to which we issued 23,500,000 shares of restricted common stock to Flex. Under the terms of the Flex Agreement, we became eligible to earn 100% of the issued and outstanding shares of Flex by investing $1,000,000 in property expenditures on Flex's properties over the next three years. Flex owns 100% of six mining claims, named the Big Monty Claims, in the historic Abitibi Greenstone Belt in Northern Ontario. We plan to conduct exploration activities on the Big Monty Claims.

On March 21, 2016, we entered into an Addendum to Equity Participation and Earn-In Agreement (the "Flex Addendum") with Flex. Under the terms of the Flex Addendum, in consideration for our prior equity issuance to Flex and an agreement to pay $15,000 to Flex within 180 days after the effective date of the Flex Addendum, Flex agreed to sell, convey, assign and transfer substantially all of its assets, including the Big Monty Claims (the "Assets") to us. As partial consideration for the acquisition of the Assets, the Flex Addendum requires us to incur the following expenditures over the next three years relating to the Big Monty Claims: (1) not less than $250,000 in expenditures on or before the first anniversary of the effective date of the Flex Addendum; (2) not less than $350,000 in additional expenditures on or before the second anniversary of the effective date of the Flex Addendum; and (3) not less than $400,000 in additional expenditures on or before the third anniversary of the effective date of the Flex Addendum. If we are unable to incur the expenditures required, we may satisfy any deficiency by making an equivalent cash payment to Flex. If we fail to incur the required expenditures under the Flex Addendum, Flex will have the option to repurchase the Assets from us at a price to be mutually agreed upon by the parties.

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We previously had two projects: one called the Valolo Claim in the Philippines, and the other being a joint venture project on the Lucky Thirteen Claim in Hope, British Columbia. The Valolo Claim in the Philippines has expired, and we lost our interest in the Lucky Thirteen Claim due to default on payments required to maintain ownership in the Lucky Thirteen Claim.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral reserve exists on any of our current or future properties. To date, we do not know if an economically viable mineral reserve exists on our property and there is no assurance that we will discover one. Even if we do eventually discover a mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

Our current operational focus is to conduct exploration activities on the Big Monty Claims, and to complete the terms of the Flex Addendum and Flex Agreement. For a description of our Big Monty Claims project, please see the section entitled "Description of Properties" in this prospectus.

Industry

By industry standards, there are generally four types of mining companies. We are considered an "exploration stage" company. Typically, an exploration stage mining company is focused on exploration to identify new, commercially viable gold deposits. "Junior mining companies" typically have proven and probable reserves of less than one million ounces of gold, generally produce less than 100,000 ounces of gold annually, and/or are in the process of trying to raise enough capital to fund the remainder of the steps required to move from a staked claim to production. "Mid-tier" and large mining "senior" companies may have several projects in production plus several million ounces of gold in reserve.

Several factors and recent developments related to the gold mining and exploration industry are favorable to our Company. For example, the spot market price of an ounce of gold increased from a low of $253 in February 2001 to a high of $1,895 in September 2011 and $1,252.10 at the end of November 2013. This market price increase has made it more economically feasible to produce gold, and has made gold a more attractive investment for many. Accordingly, the gross margin per ounce of gold produced per the historical spot market price range above provides significant profit potential if we are successful in identifying and extracting gold on our properties.Further, gold reserves have generally been declining for a number of years for the following reasons:

•	The extended period of low gold prices from 1996 to 2001 made it economically unfeasible for most companies to explore for new deposits; and
•	The demand for, and production of, gold products have exceeded the amount of new reserves added over the last several consecutive years.

Plan of Operations

Our current focus is to raise capital and begin exploration activities on the Big Monty Claims. We have not discovered any ores or reserves on the Big Monty Claims. Our planned work is exploratory in nature.

The ultimate goal of our assessment work on the Big Monty Claims is to identify locations where we should drill for precious metals. To achieve that goal, using the data that is available to us, various assumptions must be made regarding the potential for mineralization on our properties. For example, if the assumption is that gold will be associated with quartz/felsic intrusions, then the southwestern corner of claim 4282128 represents a reasonable target area. If it is further assumed that mineralization is associated with fault structures, then the northeast trending Faults 3 and 4 should be focus areas for potential exploration locations. However, if mineralization is associated with massive sulfide intrusions, then the five elevated magnetic areas associated with the Fault are potential targets. Massive sulfides are usually associated with pyrite, which is only slightly magnetic. Mineralization may be associated with pyrhhotite and magnetite, which are common in sulfide intrusives. In conducting our exploration activities, we must interpret these various assumptions and make further assumptions of our own, which involves some risk. Moreover, it may take us years to determine whether there are commercially viable and exploitable minerals on our mineral properties. For a description of the claims, please refer to the section entitled "Description of Properties" in this Prospectus.

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Our proposed field work will involve a phased exploration program to properly evaluate the potential for mineralization on the Big Monty Claims. We must conduct exploration to determine what minerals exist on our property, and whether such minerals can be economically extracted and profitably processed. We plan to proceed with exploration of the Big Monty Claims by drilling the quartz/felsic intrusion, as well as testing further the five elevated magnetic areas associated with the fault in order to begin determining the potential for discovering commercially exploitable deposits of gold on our mineral properties.

Our existing knowledge of the geology and structure of our mineral properties is insufficient to spot drill targets at this time. To date only nine rock samples have been taken, and none found more than trace values in precious or base metals. Potential problems may have been lack of outcrop and limited knowledge of the actual rock types, including structure and geology. Ten outcrop areas were found and the geologic evaluation was minimal. The existing report from 2013 does not indicate that rock fabric or strike and dip of features was performed. The report indicates that minimal exposures of bedrock were attempted under the thin cover of moss and lichens. The Porcupine-Destor Fault Zone ("PDFZ"), where the Big Monty Claims lie, is believed to run generally East-West through our property, with numerous Northeast-Southwest cross faults providing several intersecting structural features, which could possibly host economic mineralization. It is vital for us to investigate these potential fault intersections, as they are the most likely places to find buried mineralization.

The goal of Phase One is to utilize the data base for the project (an airborne mag survey and a brief geologic review and report prepared in 2013) to develop possible drill targets seeking precious and base metals on the 6 claims comprising the Big Monty Project. Phase One will involve an initial trip to the property by our consultant, Ed Morrow, to gather information and contractor contacts necessary for the smooth operation of the proposed field work and sampling. The complete program will revisit outcrops for mapping and recording attitudes and fabric. New outcrop exposure will be attempted by stripping moss and vegetation from shallowly covered areas. This same effort will assess access for drill equipment, and determine if additional geophysics, either airborne or ground, would be valuable in determining more precisely the strike and dip of the major structures. Trenching and short hole blasting will be used, if necessary, to acquire fresh samples and structural data. An audit will also be done on a spot basis to ensure that the new staking was completed and as filed.

Phase One is essentially a field program which does not require a permit, but which requires notification to the Native tribes and the Ministry. Phase One will primarily involve mapping and sampling activities to develop the basic information needed to apply for a formal exploration permit and work plan.

Estimated Costs of Phase One Exploration Program

Description of Phase One Expenses	Cost
Air travel	$3,000
Fees for field crews for 3 weeks	24,000
Transportation	2,000
Equipment rental	6,000
Ground transportation (ATV rental)	1,500
Sampling and assaying	6,000
Trenching and possible short-hole drilling	25,000
TOTAL PHASE ONE	$67,500

Phase Two will involve more extensive exploration, including pitting, trenching, possible additional ground based geophysical surveys, and drilling, which will ultimately lead to the discovery phase. The plans for Phase Two will take a minimum of 50 days to process after applications are submitted. Phase Two costs are estimated to run from $250,000 to $300,000. Our Phase Two activities could take up to one year to complete, and the costs of Phase Two may increase if our exploration activities are successful and we decide to extend the length of Phase Two.

We intend to use the funds from the Purchase Agreement to conduct the exploration work on the Big Monty Claims. We plan to begin exploration in May 2016 and we anticipate the completion of Phase One by July 2016. Thereafter, we believe Phase Two will take approximately 12 months to complete.

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Sources of Available Land for Mining and Exploration

There are generally five primary sources of land available for exploration, development and mining: public lands, private fee lands, unpatented mining claims, patented mining claims, and tribal lands. The primary sources for acquisition of these lands are the United States government, through the Bureau of Land Management and the United States Forest Service, state governments, tribal governments, foreign governments, and individuals or entities that currently hold title to or lease government and private lands.

There are numerous levels of government regulation associated with the activities of exploration and mining companies. Permits include "Notice of Intent" to explore, "Plan of Operations" to explore, "Plan of Operations" to mine, "Reclamation Permit," "Air Quality Permit," "Water Quality Permit," "Industrial Artificial Pond Permit," and several other health and safety permits. These permits are and will be subject to amendment or renewal during our operations. Although there is no guarantee that the appropriate regulatory agencies will timely approve, if at all, the necessary permits for our current operations or other anticipated operations, we have no reason to believe that the necessary permits will not be issued in due course. The total cost and effects of the permitting and bonding process on our operations cannot be estimated at this time. Costs will vary for each project, when initiated, and could have a material effect on our operations.

In the United States, the federal government owns public lands that are administered by the Bureau of Land Management or the United States Forest Service. Ownership of the subsurface mineral estate can be acquired by staking a twenty (20) acre mining claim granted under the General Mining Law of 1872, as amended (the "General Mining Law"). The Federal government still owns the surface estate, even though the subsurface can be controlled with a right to extract through claim staking. Private fee lands are lands that are controlled by fee-simple title by private individuals or corporations. These lands can be controlled for mining and exploration activities by either leasing or purchasing the surface and subsurface rights from the private owner. Unpatented mining claims located on public lands owned by another entity can be controlled by leasing or purchasing the claims outright from the owners. Patented mining claims are claims that were staked under the General Mining Law, and through application and approval, the owners were granted full private ownership of the surface and subsurface estate by the federal government. These lands can be acquired for exploration and mining through lease or purchase from the owners. Tribal lands are those lands that are under control by sovereign Native American tribes. Areas that show promise for exploration and mining can be leased or joint ventured with the tribe controlling the land.

Exploration and development activities in foreign countries are subject to applicable foreign laws and regulations. As with mining activities in the United States, obtaining mining rights under such laws, and obtaining and maintaining necessary licenses, permits and other approvals, may have a material effect on our operations in terms of time and costs. Although there is no guarantee that the appropriate regulatory authorities will timely, if ever, approve our intended operations, we have no reason to believe that all necessary permits and approvals will not be obtained in due course in order to carry out our intended operations.

The Mining Act is the provincial legislation that governs and regulates prospecting, mineral exploration, mine development and rehabilitation in Ontario, Canada. The purpose of the Mining Act is to encourage prospecting, staking and exploration for the development of mineral resources, in a manner consistent with the recognition and affirmation of existing Aboriginal and treaty rights in Section 35 of the Constitution Act of 1982, including the duty to consult, and to minimize the impact of these activities on public health and safety and the environment.

Competition

We are a mineral resources exploration company. We compete with many companies in the mining business, including larger, more established mining companies with substantial capabilities, personnel and financial resources. Further, there is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in Canada, the United States, and other areas where we may conduct exploration activities. Because we compete with individuals and companies that have greater financial resources and larger technical staffs, we may be at a competitive disadvantage in acquiring desirable mineral properties. From time to time, specific properties or areas that would otherwise be attractive to us for exploration or acquisition are unavailable due to their previous acquisition by other companies or our lack of financial resources.

Competition in the mining industry is not limited to the acquisition of mineral properties but also extends to: the technical expertise to find such properties; the labor to operate such properties; and the capital needed to fund the acquisition and operation of such properties. Competition may result in our Company being unable not only to acquire desired properties, but to recruit and/or retain qualified employees, to obtain equipment and personnel to assist in our exploration activities, and/or to acquire the capital necessary to fund our operation and advance our properties. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business.

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The mineral resource exploration and mining industry is fragmented, and we are a very small participant in this sector. Many of our competitors explore for a variety of minerals and control many different properties around the world. Many of them have been in business longer than us, have established more strategic partnerships and relationships than us, and have greater access to financial resources than we do. Given the significant competition for mineral resource exploration properties, we may be unable to continue to acquire interests in attractive gold and other mineral exploration properties on terms we consider acceptable.

While we compete with other exploration companies in acquiring suitable properties, we believe that there would be readily available purchasers of gold and other precious metals if they were to be produced from any of the properties we acquire an interest in. The price of precious metals, including gold, can be affected by a number of factors beyond our control, including:

•	Fluctuations in market prices;
•	Fluctuating supplies;
•	Fluctuating demand; and
•	Mining activities of others.

If we find gold mineralization that is determined to be of economic grade and in sufficient quantity to justify production, we may then seek significant additional capital through equity or debt financing to develop, mine and sell our production. Our production would likely be sold to a refiner that would in turn purify our material and then sell it on the open market or through its agents or dealers.

Compliance with Government Regulations

Various levels of governmental controls and regulations address, among other things, the environmental impact of mineral exploration and mineral processing operations and establish requirements for decommissioning of mineral exploration properties after operations have ceased. With respect to the regulation of mineral exploration and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards and other design or operational requirements for various aspects of the operations, including health and safety standards. Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mineral exploration properties following the cessation of operations and may require that some former mineral properties be managed for long periods of time.

Our exploration activities are subject to various levels of federal, state, local and foreign laws and regulations relating to protection of the environment. Some of these laws and regulations include Ontario's Mining Act in Canada and potentially the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act, the Endangered Species Act, the Federal Land Policy and Management Act, the National Environmental Policy Act and the Resource Conservation and Recovery Act in the United States.

We plan to secure all state, federal, local and foreign permits necessary for our exploration activities, and we intend to file applications for the required permits to conduct our exploration programs, as necessary.

Ontario closely regulates land access and exploration activities through its Mining Act. The Ontario Mining Act mandates that staking claims cannot infringe on individual property rights or disrupt other land uses, such as recreation areas or gardens. Special staking and exploration and exploration guidelines apply on land designated by the Ontario government as environmentally sensitive. The Mining Act protects heritage values and focuses heavily on the rights of Aboriginal communities. It requires notification of and consultation with Aboriginal communities regarding the impact of proposed exploration and mining activities; lower-impact activities require the filing of exploration plans, while higher-impact activities require exploration permits.

We do not anticipate discharging water into active streams, creeks, rivers, lakes or any other bodies of water without an appropriate permit. We also do not anticipate disturbing any endangered species or archaeological sites, or causing damage to the properties in which we have an interest. The cost of remediation work varies according to the degree of physical disturbance. It is difficult to estimate the cost of compliance with environmental laws since the full nature and extent of our proposed activities cannot be determined at present.

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Employees

We have no full-time or part-time employees. Our management devotes a percentage, but not all, of their time to the business and affairs of our Company. We do not have any employment agreements in place with our management team. We do not have any pension, health, annuity, insurance, profit sharing, or similar employee benefit plans, although we may choose to adopt such plans in the future.

We plan to engage contractors from time to time to consult with us on specific corporate affairs, or to perform specific tasks in connection with our exploration activities. We will hire contractors on an as needed basis. We have not entered into negotiations or contracts with any potential contractors to date, and we do not intend to initiate negotiations or enter into contractual agreements with any such contractors until we get closer to the time of commencement of our planned exploration activities.

Corporate Information

Our principal executive offices are located at 3401 Enterprise Parkway, Suite 340, Beachwood, Ohio 44122. Our telephone number is (216) 916-9303. Our website is located at: http://www.goldlakes.com.

Description of Properties

Our principal executive office is located at 3401 Enterprise Parkway, Suite 340, Beachwood, Ohio 44122. We have approximately 225 square feet which includes our executive offices and engineering facilities. Annual rent for this location is approximately $6,000. We believe these facilities are adequate for our current needs, and that alternate facilities on similar terms would be readily available, if needed.

Mineral Properties

Pursuant to the Flex Agreement and Flex Addendum, we acquired all of Flex's rights and interest in, among other things, the Big Monty Claims in Northern Ontario, Canada. For a more detailed description of the Flex Agreement and the Flex Addendum, see the section entitled "Description of Business" above.

Glossary of Technical Terms

Arsenopyrite	Mineral consisting of a combined sulfide and arsenide of iron
Bedrock	Deposit of solid rock typically buried beneath soil
Caldera	Volcanic crater formed by collapse of the central part of a volcano or by explosion
Extrusive	Formed by geological extrusion from the earth in a molten state or as volcanic ash
Feldspars	Crystalline rock-forming minerals
Mafic	Dark-colored minerals rich in magnesium and iron
Outcrop	Part of rock formation appearing at the surface of the ground
Patented	Mining claims conveying both mineral and surface rights
Pyrite	Mineral consisting of iron disulfide and having a pale brass-yellow color and metallic luster
Shear Zone	Zone of closely spaced, parallel faults or dispersed displacements
Till	Unsorted material composed of clay, boulders, or a mixture of the two.
Unpatented	Mining claims conveying only mineral rights

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Abbreviations and acronyms

g	grams
m	meters
mm	millimeters
km	kilometers
ppm	parts per million
tpd	tons per day
ton	2,000 pounds

Big Monty Claims

We currently have rights to one significant property located in Northern Ontario – the Big Monty Claims. The Big Monty Claims consist of the following 6 mining claims:

Mining Claim #	# of 16HA Claim Units	# of Hectares	# of Acres
4282128	16	256	633
4282129	16	256	633
4282130	6	96	237
4282131	9	144	356
4282132	11	176	435
4282133	12	192	475
	70	1,120	2,768

Pursuant to the terms of the Flex Agreement and Flex Addendum, we acquired all of Flex's 100% interest in the properties subject to Mineral Exploration License Numbers 4282128, 4282129, 4282130, 4282131, 4282132, and 4282133, issued by the Province of Ontario. The Ontario Ministry of Northern Development and Mines maintains a Mining Claims Database of all mining claims in the Province of Ontario.

Location and Means of Access

The Big Monty Claims are located approximately 70 km (44 miles) north of Kirkland Lake, Ontario, and 68 km east of Timmins, Ontario (42 miles). The property is located approximately 10 km (6 miles) east of Matheson, Ontario. The area surrounding the Claims is an active mineral exploration and development region with numerous operational resources, including heavy equipment and operators, available for hire. Both Kirkland Lake and Timmins can provide all necessary services, amenities and supplies, including fuel, helicopter services, hardware, drilling companies and assay services. The Big Monty Claims are located in the historic Abitibi Greenstone Belt in Northern Ontario. The Abitibi Greenstone Belt is an established gold mining district that has produced over 100 mines and 180 million ounces of gold since 1901. The Big Monty Claims are strategically located between Kirkland Lake and Timmins – two iconic gold manufacturing cities in the region. The Big Monty Claims cover approximately 2,760 acres, and lie within the prolific Porcupine-Destor Fault Zone ("PDFZ").

Access to our Claims is obtained by major highway east of Matheson, Ontario.

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Property Geology

The Claims' terrain is rugged, with mountain forests growing throughout. Bedrock outcrops were found to be generally rare across all six claims due to vegetation and glacial till. Portions of the claims have been logged in recent years, particularly the northern portion of claim 4282131, 4282132 and 4282133. However, the logged areas have re-vegetated with first generation plants (grasses, pines, scrub oaks, sumac, etc.), making it difficult to find bedrock exposures. A significant portion of the geographic area is covered with a veneer of glacial till of varying thicknesses. The till is described as a fine to medium grain arkosic sand with occasional pebble and gravel size clasts. This till dominates claims area south of the North Branch of the PDFZ. The available bedrock outcrops are primarily found on claims 4282131, 4282132 and 4282133. The observed bedrock is a massive fine-grained mafic volcanic rock intruded with mafic rock characterized by pillow structures. Also observed was a northwest/southeast dike on claim 4282132. The dike rock is described as a medium-grain with visible feldspars and slightly magnetic. Finally, accessory minerals of pyrite and possible arsenopyrite have been observed in several rocks. The general geochemistry indicates that the collected rocks are mafic, being rich in iron and magnesium with low silica by weight. No significant concentrations of precious, base or rare earth elements were detected in the collected rocks. A belt of volcanic rocks, of the Savura Volcanic Group, underlies the property. These volcanic rocks are exposed along a wide axial zone of a broad complex. The presence of these rocks on our property is relevant to us because gold mineralization at the nearby Nasoata Gold Mine, a past producer of gold in commercial quantities (approximately 20 miles to the west of our claim), is generally concentrated within extrusive volcanic rocks (of the Savura Volcanic Group) on the walls of large volcanic caldera.

Previous Exploration

Previous exploration work has not included any attempt to drill on Big Monty Claims. Records indicate that no detailed exploration has been completed on the property.

On October 28, 2013, G3 - Gauvreau GeoEnvironmental Group Inc. issued a Claims Assessment Report. G3's assessment work was performed as part of the claims assessment required to maintain the claims in good standing under the guidelines set forth by the Ontario Ministry of Northern Development and Mines (MNDM).

The assessment work for the claims was divided into three tasks:

•	Field study performing geologic mapping and sampling;
•	Magnetic survey interpretation; and
•	Georeferencing.

During the assessment period, an aerial magnetic survey was conducted on the Big Monty Claims. The results from aerial magnetic survey produced a residual magnetic intensity map and a first vertical derivative of the residual magnetic intensity map. No corresponding geologic interpretation of the aerial magnetic survey was completed during the assessment period.

A field study was also performed in October 2013. The purpose of the field study, where possible, was to complete the following:

•	Geological mapping;
•	Grab/hand rock sampling;
•	Geochemical sampling;
•	Structural mapping (faults, joints, fractures, etc.); and
•	GPS locating of control points including claim corner posts and claim boundaries.

Nine rock samples were collected from various bedrock outcrops during the field study. These samples were submitted to an Agat Laboratories in Sudbury, Ontario for chemical analyses. The field geological mapping and chemical analysis data is used to tie the aerial magnetometer survey to observable and mapable bedrock conditions along the PDFZ.

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Mineralization

There are no identified resources of reserves of gold within the Big Monty Claims. However, structures and shear zones affiliated with mineralization on adjacent properties pass through the property subject to the Big Monty Claims.

The surrounding region, referred to as the Canadian Shield, is known for production of metals, including copper, lead, zinc, silver, and, perhaps most importantly, gold. The Canadian Shield, also known as the Laurentian Plateau, is a huge saucer-shaped area of exposed, ancient (3 to 5 billion years old) Precambrian igneous and high grade metamorphic rocks. This massive exposure covers half of Canada, most of Greenland, and a large part of the Northern United States. Today, approximately 30% of the Canadian Shield is covered by water. It is known to extend must farther than its current outcrop exposure, and is in absolute terms the geologic rock core of North America.

More technically referred to as the North American Craton, the Canadian Shield was formed by a long and heavy continuous series of volcanic events, where molten rock was brought to the surface from extreme depths of 50 km or more. More recently, continental scale ice sheets formed with glaciers moving generally southward from the pole, peeling off the top of the Craton, and spreading the resulting glacial debris for many hundreds of miles. This resulted in a vast area of generally low relief, with little to no soil cover. Freed from the weight of the ice sheet as it melted in a warming climate, local and regional uplift over millions of years has created structural deformations and faults which have disturbed the original rock layers.

There are several major deformation or fault or shear zones that are prominent in the Canadian Shield. One of the most important and productive is the Abitibi Greenstone Belt – a geologic subdivision which is centered on the east-west trending PDFZ, running in excess of 200 km from Timmins, Ontario all the way to Rouyn- Noranda, Quebec. The 120 mile section of the Porcupine- Destor shear zone from Timmins to the Quebec border has produced over 200 gold occurrences and, so far, about a dozen major mines and scores of smaller ones since its discovery in the early 1900s. This prolific structure has produced about 200 million ounces of gold to date and is still producing heavily, making it one of Canada's prime Gold exploration areas. It is known to produce high grades from underground mining of the Porcupine-Destor structures.

The Big Monty property lies on the north splay or offshoot of the PDFZ, and is 3 km east of the Solid Gold property, where gold in banded iron formation on strike along the north offshoot produced values from drill holes in 2011-2012 that have not been fully investigated to date. One of the newest Mines, the Saint Andrews Holloway-Holt complex, lies just 10 km southwest of our Big Monty property. In 2013, Holt-Holloway reported resources near 40 million tonnes, grading up to a 5 grams/tonne average.

Aside from the PDFZ gold system, there are other parallel structures which have also been productive. For instance, the Kirkland Lake/ Larder Lake area located approximately 60 km southeast of the Big Monty property has produced nearly 50 million ounces of Gold since its discovery in the early 1900's, and is still in production.

Timmins, Ontario, near the western end of the porcupine structure, lies about 80 km west of the Big Monty property, and is one of the larger gold camps. Local mines, including Dome, Hollinger, McIntyre, and a few smaller mines, have collectively produced over 75 million ounces of Gold. The Timmins district also has significant base metal production.

Water and Power

No water is required for the purposes of our planned exploration work. No electrical power is required at this stage of exploration. Any electrical power that might be required in the foreseeable future could be supplied by gas powered portable generators.

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LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party or to which any of our property is subject, nor are there any such proceedings known to be contemplated by governmental authorities or any other parties. None of our directors, officers or affiliates is involved in a proceeding that is adverse to our business or has a material interest that is adverse to our business.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on the OTCQB marketplace, operated by OTC Markets Group, Inc. under the ticker symbol "GLLK." The closing price of our common stock on April 4, 2016 was $0.81 per share. The high and low closing bid prices for trading of our stock for each of the quarters during the years ended July 31, 2015 and July 31, 2014 are as follows:

Fiscal Year Ending July 31, 2015	High	Low

First Quarter - October 31, 2014	$0.60	$0.22
Second Quarter – January 31, 2015	$0.50	$0.14
Third Quarter – April 30, 2015	$1.04	$0.14
Fourth Quarter – July 31, 2015	$0.90	$0.16

Fiscal Year Ending July 31, 2014	High	Low

First Quarter - October 31, 2013	$8.00	$0.50
Second Quarter – January 31, 2014	$3.10	$0.90
Third Quarter – April 30, 2014	$2.00	$0.50
Fourth Quarter – July 31, 2014	$0.98	$0.60

Convertible Notes Payable

On November 20, 2015, we issued a $30,000 convertible promissory note to an accredited institutional investor. The note has an eight percent (8%) per annum interest rate and a maturity date of November 20, 2016. Closing costs of $3,500 are being amortized over the life of the loan. The note is convertible into shares of our common stock at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. Pursuant to the terms of the Purchase Agreement, the amount owing under this note will be withheld from the purchase price of the Additional Convertible Note, and will be paid off upon the closing and issuance of the Additional Convertible Note.

On December 21, 2015, we issued a $50,000 convertible promissory note to an accredited institutional investor. The note has an eight percent (8%) per annum interest rate and a maturity date of December 21, 2017. Closing costs of $5,000 are being amortized over the life of the loan. The note is convertible into shares of our common stock at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. Pursuant to the terms of the Purchase Agreement, the amount owing under this note will be withheld from the purchase price of the Additional Convertible Note, and will be paid off upon the closing and issuance of the Additional Convertible Note.

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On December 21, 2015, we issued a $50,000 convertible promissory note to an accredited institutional investor. The note has an eight percent (8%) per annum interest rate and a maturity date of December 21, 2017. Closing costs of $5,000 are being amortized over the life of the loan. The note is convertible into shares of our common stock at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. Pursuant to the terms of the Purchase Agreement, the amount owing under this note will be withheld from the purchase price of the Additional Convertible Note, and will be paid off upon the closing and issuance of the Additional Convertible Note.

On January 22, 2016, we issued a $35,500 convertible promissory note to an accredited institutional investor. The note has a twelve percent (12%) per annum interest rate and a maturity date of January 22, 2017. Closing costs of $9,050 are being amortized over the life of the loan. The note is convertible into shares of our common stock at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. Pursuant to the terms of the Purchase Agreement, the amount owing under this note will be withheld from the purchase price of the Additional Convertible Note, and will be paid off upon the closing and issuance of the Additional Convertible Note.

On March 14, 2016, the Company entered into a Securities Purchase Agreement with Himmil Investments Ltd. and issued a senior convertible note in the principal amount of $535,000 (subject to reduction) to Himmil Investments Ltd., along with warrants to purchase up to 521,875 shares of common stock, for a purchase price of $285,000 (an approximate 46.7% original issue discount). The note has an eight percent (8%) per annum interest rate and a maturity date of March 14, 2017. The note is convertible into shares of common stock of the Company at any time at a conversion price equal to the lesser of (i) $1.10 per share (subject to adjustment), and (ii) 50 % of the lowest trade price of the Common Stock of any of the 20 consecutive trading days ending and including the trading day immediately preceding such date of determination (subject to adjustment).

Holders of Common Stock

As of April 4, 2016, there were 21 shareholders of record of our common stock, and there were 33,135,645 shares of common stock issued and outstanding.

Dividends

We have never declared or paid any cash dividends on shares of our common stock. We currently intend to retain earnings, if any, to fund the development and growth of our business, and we do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

Securities Authorized for Issuance under Equity Compensation Plans

There are no options, warrants or convertible securities outstanding pursuant to an equity compensation plan.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion summarizes the significant factors affecting the operating results, financial condition, liquidity and cash flows of the Company for the fiscal years ended July 31, 2015 and 2014 and the three months and six months ended January 31, 2016 and 2015. The discussion and analysis that follows should be read together with our financial statements and the notes to the financial statements included elsewhere in this Registration Statement on Form S-1. Except for historical information, the matters discussed in this section are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond the Company's control. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report.

Overview

We were incorporated on January 18, 2007 in the State of Nevada under the name Siga Resources Inc. On October 23, 2013, we changed our name to TNX Maverick Corp. On August 24, 2015, we changed our name to Gold Lakes Corp. and effected a 1-for-200 reverse stock split of our outstanding shares of common stock. We do not have any subsidiaries or affiliated companies. As of January 31, 2016, we had 33,125,645 shares of common stock issued and outstanding. We are authorized to issue 500,000,000 shares of common stock, par value $0.001 per share. We have no other class of stock.

We are an exploration stage company and have not generated any revenues from our exploration activities. Further, we have not generated any revenues since our formation on January 18, 2007. We cannot guarantee we will be successful in our exploration activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must commence our exploration of the Big Monty Claims or resurrect our ownership interest in the Lucky Thirteen Claim by making the requisite payments under our agreement with Peter Osha. Otherwise, we must find an alternate mining claim. We must obtain financing to provide the capital required to implement our phased exploration program. We have no assurance that financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we will be unable to commence, continue, develop or expand our exploration activities. Even if available, equity financing could result in additional dilution to existing shareholders.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital. This is because we have not generated any revenues to date, and no revenues are anticipated until we begin developing, removing and selling minerals. Accordingly, we must raise capital from other sources. Our only other source for cash at this time is investments by others in the Company.

To meet our need for cash we must raise additional capital. We will attempt to raise additional money through a private placement, public offering, or through loans. Our continued operations may involve many years of exploration, and will require expenditure of substantial amounts of money. If we cannot raise enough capital to fund our continued operations, we may need to abandon our planned exploration activities and cease operations altogether.

We estimate we will require $153,069 in cash over the next twelve months. For a detailed breakdown refer to "Liquidity and Capital Reserves". In addition, cash will be required to cover the Phase One cost of completing the exploration work for the Big Monty Claims during that period is estimated at $67,500, and, if required, the Phase Two costs are estimated to be approximately $250,000.

Results of Operations

The following summary of our results of operations should be read in conjunction with our financial statements for the fiscal years ended July 31, 2015 and July 31, 2014, and the three months and six months ended January 31, 2016 and January 31, 2015. We have not generated any operating revenues since inception, and have incurred net losses of $28,905,262 since inception.

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Results of Operations for the Fiscal Years ended July 31, 2015 and July 31, 2014

We generated no revenue for the year ended July 31, 2015, and no revenue for the year ended July 31, 2014. Our operating expenses were $62,213 for the year ended July 31, 2015, compared to $23,158 for the year ended July 31, 2014. We had a net income of $10,115 for the year ended July 31, 2015 (due to a gain on write-down of accounts payable), compared to a net loss of $23,158 for the year ended July 31, 2014. The following table reflects our operating expenses incurred during the fiscal year ended July 31, 2015, compared against our expenses incurred during the fiscal year ended July 31, 2014, and explains the reasons for various fluctuations in the notes below.

Expense	Fiscal Year ended 7/31/2015	Fiscal Year ended 7/31/2014	Difference	Reference
Accounting and auditing	$25,000	$9,000	$16,000	(i)
Filing Fees	8,005	-	8,005	(ii)
Transfer Agent	1,339	-	1,339
Legal	12,940	-	12,940	(iii)
Interest	14,929	14,158	771
TOTAL EXPENSES	62,213	23,158	39,055

Gain on write-off of accounts payable	72,328	-	72,328	(iv)

______________

(i)

Accounting and audit. Accounting and Audit increased to $25,000 in the fiscal year ended July 31, 2015, up from $9,000 in the fiscal year ended July 31, 2014. The reason for the increase was the costs of auditing and reviewing our 2013 and 2014 financial statements.

(ii)

Filing Fees. Filing Fees increased to $8,005 in the fiscal year ended July 31, 2015, up from $0 in the fiscal year ended July 31, 2014. The reason for the increase relates to the costs of making the requisite Edgar filings and changing the name of the Company.

(iii)

Legal. Legal Fees increased to $12,940 in the fiscal year ended July 31, 2015, up from $0 in the fiscal year ended July 31, 2014. The reason for the increase relates to the costs of completing a reverse stock split, renaming the Company twice, and preparing the documents for the Equity Participation and Earn-In Agreement with Flex Mining Ltd.

(iv)

Gain on write-off of accounts payables increased to $72,328 in the fiscal year ended July 31, 2015, up from $0 in the fiscal year ended July 31, 2014 due to the write off of old liabilities of the Company.

Results of Operations for the Three-Month Periods ended January 31, 2016 and January 31, 2015, and the Six-Month Periods ended January 31, 2016 and January 31, 2015

We generated no revenue for the three months and six months ended January 31, 2016, and no revenue for the three months and six months ended January 31, 2015. Our operating expenses were $313,727 for the three months ended January 31, 2016, compared to $5,604 for the three months ended January 31, 2015. Our operating expenses were $28,254,102 for the six months ended January 31, 2016, compared to $11,207 for the six months ended January 31, 2015. We had a net loss of $313,727 for the three months ended January 31, 2016, compared to a net loss of $5,603 for the three months ended January 31, 2015, and a net loss of $28,254,102 for the six months ended January 31, 2016, compared to a net loss of $11,207 for the six months ended January 31, 2015. The significant increase in net loss during the three months ended January 31, 2016 was due to the issuance of stock to our sole director (400,000 shares) and sole consultant (200,000 shares) in exchange for their services to the Company, which amounted to an expense of $272,000. The significant increase in net loss during the six months ended January 31, 2016 was due to a write-down on mineral properties related to our issuance of 23,500,000 shares of common stock to Flex under the Flex Agreement. The following tables reflect our operating expenses incurred during the three months and six months ended January 31, 2016, compared against our expenses incurred during the three months and six months ended January 31, 2015. The notes below the tables explain the reasons for various fluctuations in expenses over these periods.

39

	Reference	Three Months ended January 31, 2016	Three Months ended January 31, 2015	Difference
Write down of Mineral Property		$-	$-	$-
Interest Expense	1	11,167	3,604	7,563
Shares issued for services	7	272,000	-	272,000
Consulting	2	62,375	-	62,375
Legal	3	24,642	-	24,642
Filing Expenses	4	14,015	-	14,015
Conversion Benefit on Debt	5	12,580	-	12,580
Audit and Accounting		6,750	2,000	4,750
Communications Expenses: Transfer Agent Fees		3,457	-	3,457
Travel		2,000	-	2,000
Rent		1,500	-	1,500
Bank Charges		60	-	60
Gain on Accounts Payable	6	(96,819)	-	(96,819)
		$313,727	$5,604	$308,123

______________

1.	Interest Expense. Expense of $11,167 in the quarter ended January 31, 2016 ("Q2-16"), up $7,563 from Q2-15. The increase is due to increased debt undertaken by the company during the year.

2.

Consulting. Expense of $62,375 in Q2-16. The increase in consulting expenses is due to our hiring of Chris Vallos and Ed Morrow (as a consultant), and additional consulting expenses to help raise capital.

3.	Legal. Expense of $24,643 in Q2-16 due to getting listed on OTCQB, and getting property transferred.

4.	Filing Expenses. Expenses of $14,015 in Q2-16 due to Listing fees ($12,500) for listing on OTCQB.

5.	Conversion Benefit on Debt. Expense of $12,580.33 in Q2-16 is for amortization of conversion benefit over term of loan.

6.	Gain on Debt Settlement - $96,819 in Q2-16. Purchase of Laguna convertible debt for $5,000 resulted in gain.

7.

Shares Issued for Services. Expense of $272,000. During Q2-16, 400,000 shares were issued to a director of the Company and 200,000 to a consultant to the Company. The market price of the shares at issue was $272,000.

40

	Reference	Six Months ended January 31, 2016	Six Months ended January 31, 2015	Difference
Write down of Mineral Property	1	23,500,000	-	23,500,000
Loss on Conversion of debt	2	4,391,200	-	4,391,200
Shares for service	9	272,000	-	272,000
Interest Expense		15,619	7,207	8,412
Consulting	3	86,875	-	86,875
Legal	4	34,238	-	34,238
Filing Expenses	5	18,437	-	18,437
Conversion Benefit on Debt	6	12,580	-	12,580
Audit and Accounting	7	11,750	4,000	7,750
Transfer Agent Fees		4,497	-	4,497
Travel		2,000	-	2,000
Rent		1,500	-	1,500
Bank Charges		225	-	225
Gain on Accounts Payable	8	(96,819)	-	(96,819)
		28,254,102	11,207	28,242,895

______________

1.

Loss on Impairment of Mineral Properties - $23,500,000. The properties were acquired by issuing 23,500,000 shares of common stock. The market value at the time of issue was $1.00 per share, resulting in a cost of $23,500,000. As the value of the property is unknown at this time, the Company has written off the cost of the property.

2.

Loss on Conversion of Debt - $4,391,200. $8,800 of convertible debt was converted to 8,800,000 shares of common stock. The market value at the time of the conversion was $0.52 per share, resulting in a loss of conversion of $4,391,200.

3.	Consulting - $86,875. Consulting costs increased due to money raising activities.

4.	Legal - $34,238 expense relates to getting listed on OTCQB, getting property transferred and corporate name change.

5.	Filing Expenses - $18,437 related to Listing fees ($12,500) for listing on OTCQB.

6.	Conversion Benefit on Debt - $12,580.33 is the amortization of conversion benefit over term of loan.

7.

Audit and Accounting - $11,750, as compared to $5,000 in prior year. Audit and accounting increased by $6,750 over the three-month period ended January 31, 2015. This increase was due to a change in auditor.

8.	Gain on Debt Settlement - $96,819. Purchase of Laguna convertible debt for $5,000 resulted in gain.

9.

Shares Issued for Services - $272,000. During Q2-16, 400,000 shares were issued to a director of the Company, and 200,000 to a consultant to the Company. The market price of the shares at issue was $272,000.

We anticipate that our operating expenses will increase as we further implement our business plan and mineral exploration activities. Such increase in expenses will be attributable to the costs of raising additional capital, implementing our exploration program, and continuing as a publicly reporting company.

Liquidity and Capital Resources

Balance Sheets

Our total cash and cash equivalents (or total assets), as of July 31, 2015 and July 31, 2014, amounted to $0. Our working capital deficiency (or total liabilities) was $272,294 as of July 31, 2015, and $282,925 as of July 31, 2014.

As of January 31, 2016, our total assets were $17,007, in comparison to $0 as of July 31, 2015. Our total liabilities, as of January 31, 2016, were $257,727, in comparison to $272,294 as of July 31, 2015. The increase in assets was due to cash on hand.

Our total stockholders' deficit was $257,727 as of January 31, 2016, and $272,294 as of July 31, 2015. The total number of shares of common stock outstanding was 33,125,645 as of January 31, 2016, and was 225,525 as of July 31, 2015.

As of January 31, 2016 our total assets were $17,007 and our total liabilities were $274,734.

41

Estimated Expenses

Not including the cost of completing the exploration phase of our Big Monty Claims, our non-elective expenses over the next twelve months, are expected to be as follows:

Expense	Reference	Estimated Amount

Accounting and audit	(i)	$15,500
Edgar filing fees	(ii)	6,000
Filing fees – Nevada; Securities of State	(ii)	375
Office and general expenses	(iv)	43,000
Estimated expenses for the next twelve months		64,875

Account payable as of January 31, 2016		88,194
Cash required for the next twelve months		$153,069

______________

(i)	Accounting and Audit. We will have to continue to prepare financial statements for submission with the various 10-K and 10-Q reports as follows:

Period	Form	Accountant	Auditor	Amount

October 31, 2015	10-Q	1,500	1,500	3,000
January 31, 2016	10-Q	1,500	1,500	3,000
April 30, 2016	10-Q	1,500	1,500	3,000
July 31, 2016	10-K	3,000	3,500	6,500
Estimated total		$7,500	$8,000	$15,500

______________

(ii)

Edgar Filing Fees. We will be required to file the annual Form 10-K, estimated at $250, and the three Form 10-Qs, estimated at $250 each, for a total cost of $1,000. Additional Form 8-K filings should cost an additional $1,000. The costs of converting our filings to XBRL is estimated to be $4,000.

(iii)	Filing Fees in Nevada. To maintain the status of the Company in good standing in the State of Nevada, an annual fee of approximately $375 has been paid to the Secretary of State.

(iv)

Office and General. We have estimated a cost of approximately $25,000 for photocopying, printing, fax and delivery, travel, transfer agent and entertainment. Director Fees total $1,500 per month or $18,000. Total Office and General is estimated to be $43,000.

Recent Acquisitions and Financing Arrangements

On August 28, 2015, we entered into the Flex Agreement with Flex Mining Ltd., pursuant to which we issued 23,500,000 shares of restricted common stock to Flex. Under the terms of the Flex Agreement, we became eligible to earn 100% of the issued and outstanding shares of Flex by investing $1,000,000 in property expenditures on Flex's properties over the next three years. On March 21, 2016, we entered into the Flex Addendum with Flex, which transformed our arrangement from an equity earn-in agreement to an asset acquisition. Under the Flex Addendum, we acquired substantially all of Flex's assets, including the Big Monty Claims in Northern Ontario, Canada, in part exchange for our continued commitment to incur $1 million in required expenditures over the next three years on the Big Monty Claims. If we fail to incur the required expenditures under the Flex Addendum, Flex will have the option to repurchase the assets from us at a price to be mutually agreed upon by the parties.

42

Our current operational focus is to conduct exploration activities on the Big Monty Claims, and to complete the terms of the Flex Addendum and Flex Agreement. In order to finance our planned exploration activities, we entered into the Purchase Agreement with Himmil on March 14, 2016. Pursuant to the terms of the Purchase Agreement, we issued an initial senior convertible note in the principal amount of $535,000 (subject to reduction), along with warrants to purchase up to 521,875 shares of our common stock, for a purchase price of $285,000. $250,000 of the outstanding principal amount of the note (together with any accrued and unpaid interest related thereto) will be automatically extinguished if this Registration Statement is declared effective by the SEC on or prior to the Effectiveness Deadline (as defined in our Registration Rights Agreement with Himmil) and no event of default has occurred. Additionally, upon the effectiveness of this Registration Statement, we may require Himmil to purchase an additional convertible note in the principal amount of $300,000 for a purchase price of $300,000. The proceeds from the sale of the convertible notes to Himmil will be used to fund our planned exploration activities, repay other outstanding promissory notes and for general corporate and working capital purposes.

Our cash requirements are significant due to planned exploration activities and anticipated future development activities. While obtaining $585,000 through our financings with Himmil will provide us with enough cash to execute our business strategy over the next twelve months, there are no assurances that our future working capital or cash flows will be sufficient to meet our debt obligations and commitments. Our ability to make scheduled payments on our debts as they become due will depend on our future performance and our ability to implement our business strategy successfully. Failure to pay our interest expense or make our principal payments would result in a default, which could result in acceleration of our indebtedness, in which case the debt would become immediately due and payable. If this occurs, we may be forced to sell or liquidate assets, obtain additional equity capital or refinance or restructure all or a portion of our outstanding debt on terms that may be less favorable to us. In the event that we are unable to do so, we may be left without sufficient liquidity, and we may not be able to repay our debt.

There are no assurances that we will be able to raise and maintain the working capital necessary to fully carry out our business plan. In addition, our Purchase Agreement with Himmil contains certain restrictive provisions limiting our ability to engage in financing transactions while the Convertible Notes and Warrant remain outstanding under the Purchase Agreement. Specifically, so long as the Convertible Notes and/or Warrant are outstanding, we may not, directly or indirectly, enter into any agreement to effect any financing arrangement involving the sale of debt or equity securities that are convertible into, exchangeable or exercisable for, or that include the right to receive additional shares of Common Stock at a price that is based upon and/or varies with the trading prices of the Common Stock at any time after the initial issuance of such securities, or is subject to reset upon the occurrence of a specified or contingent event. Additionally, we may not enter into any agreement, including, but not limited to, an equity line of credit, whereby we may sell securities at a future determined price. So long as the Convertible Notes and/or Warrant remain outstanding, we may not, directly or indirectly, without Himmil's (or any respective pledge, donee, assignee or other successor-in-interest's) prior written consent, solicit, initiate, or enter into an agreement to effect an "Exchange Transaction," as such term is defined in Section 3(a)(9) or Section 3(a)(10) of the Securities Act. These provisions may have a significant effect on our ability to obtain additional financing, to the extent necessary, in the foreseeable future.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations, including our discussion on liquidity and capital resources, is based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles of the United States (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates. On an ongoing basis, management re-evaluates its estimates and judgments.

43

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below are the present directors and executive officers of the Company. Except as set forth below, there are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers. Other than as set forth below, there are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.

Each of our Directors serves until his successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Position(s)	Age

Christopher P. Vallos 573 Monroe Blvd Painesville OH 42077	Chief Executive Officer, Chief Financial Officer, President and Director (1)	41

______________

(1)

Christopher Vallos was appointed as the sole director by the Shareholders on September 3, 2014. Bob Hogarth and Richard W. Markle were appointed as directors on November 7, 2012, and as President and the Chief Executive Officer, and Secretary Treasurer, respectively, on the same day. Mr. Markle has subsequently resigned. Mr. Hogarth was not reappointed by the Shareholders as a Director. Effective September 3, 2014, Christopher Vallos was appointed as Chief Executive Officer, Chief Financial Officer, President, Secretary, and Treasurer of the Company. Mr. Vallos is currently our sole director and sole executive officer.

Biographies

Christopher Vallos, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director

Christopher Vallos is our sole director and executive officer. Mr. Vallos was appointed as sole director of the Company on September 3, 2014, and subsequently appointed as the Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company as of September 3, 2014.Mr. Vallos has been the Director of Finance and Marketing for NYC Marketing since 2010. NYC Marketing is a national investor relation and marketing firm that provides comprehensive customized services for publicly traded companies. Mr. Vallos' responsibilities at NYC Marketing included corporate finance, budgeting, forecasting, and business analysis. Prior to joining NYC Marketing, Mr. Vallos was a product manager at Steris Corporation for 3 years. We believe that Mr. Vallos' extensive experience in the financial industry and entrepreneurial background and knowledge will help further the Company's goals and business efforts.

Significant Employees

We have no full-time or part-time paid employees. Our Officers and Directors fulfill many of the functions that would otherwise require the Company to hire employees or outside consultants.

We will need to engage the services of certain consultants from time to time to assist in the continuation of our mineral exploration activities. Such consultants will be responsible for hiring and supervising the exploration work on the Company's claims in the near future. The consultants will be responsible for the completion of the geological work, and will therefore be an integral part of our operations, although they will not be considered employees either on a full-time or part-time basis. This is because our exploration programs should not last more than a few weeks at a time, and, once such exploration activities are completed, the consultants will no longer be needed.

44

Committees of the Board of Directors

Our Board of Directors held no formal meetings in the prior fiscal year. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our Company, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.

We do not currently have a standing audit, nominating or compensation committee of the Board of Directors, or any committee performing similar functions. Our Board of Directors performs the functions of audit, nominating and compensation committees.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so until such time as a separate audit committee has been established.

Accordingly, our audit committee is currently comprised of Christopher Vallos, our sole director.

Audit Committee Financial Expert

We currently have not designated anyone as an "audit committee financial expert," as defined in Item 407(d)(5) of Regulation S-K as we have not yet created a separate audit committee of the Board of Directors.

Nominations to the Board of Directors

Our directors play a critical role in guiding our strategic direction and overseeing the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by the shareholders. If a shareholder wishes to formally place a candidate's name in nomination, however, he or she must do so in accordance with the provisions of the Company's Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Gold Lakes Corp., 3401 Enterprise Parkway, Suite, 340, Beachwood, Ohio 44122. As of January 31, 2016, we did not effect any material changes to the procedures by which our shareholders may recommend nominees to our Board of Directors.

Board Leadership Structure and Role on Risk Oversight

Christopher Vallos currently serves as the Company's principal executive officer and sole director. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company's leadership structure and modify as appropriate based on the size, resources and operations of the Company. It is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company's risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

45

Code of Ethics

Our Board of Directors adopted a Code of Ethics for the Board of Directors on January 19, 2007. Our Code of Ethics embodies our commitment to such ethical principles and sets forth the responsibilities of our Company and our officers and directors to our shareholders, employees, customers, lenders and other organizations. Our Code of Ethics addresses general business ethical principles and other relevant issues.

Family Relationships

There are no family relationships between or among any of our directors, executive officers, significant employees, and any incoming directors or executive officers.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended July 31, 2015, our officers, directors and greater than 10% percent beneficial owners complied with all applicable filing requirements.

EXECUTIVE COMPENSATION

General Philosophy

Our Board of Directors is responsible for establishing and administering the Company's executive and director compensation.

Executive Compensation

The following summary compensation table indicates the cash and non-cash compensation earned from the Company during the fiscal years ended July 31, 2015 and 2014 by the current and former executive officers of the Company and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Payouts	All Other Compensation

Christopher Vallos,	2014	-0-	-0-	-0-	-0-	-0-	-0-
President, CEO, CFO and Director	2015	-0-	-0-	-0-	-0-	-0-	-0-

Bob Hogarth,	2014	-0-	-0-	-0-	-0-	-0-	-0-
Former President, CEO, CFO and Director

46

Employment Agreements

We currently have an employment agreement in place with our sole director and principal executive officer, Christopher Vallos, which was executed on October 15, 2015. Pursuant to the terms of the employment agreement, we agreed to pay Mr. Vallos an annual base salary of $36,000 and 400,000 restricted shares of common stock for his services to the Company.

Mr. Vallos' employment agreement includes provisions which state that if his employment is terminated (i) upon a change in control of the company, Mr. Vallos is entitled to 3 times the sum of his annual base salary and target bonus within 60 days following his termination, or (ii) involuntarily by the Company, or voluntarily for good reason by Mr. Vallos, he will be entitled to 1.5 times the sum of his annual base salary and target bonus within 60 days following such termination.

Previously, we had consulting agreements in place with Edwin Morrow and Richard Malasek, our previous officers or directors. Mr. Malasek is no longer with the Company. Under our prior agreement with Mr. Morrow, Mr. Morrow was to be paid $1,500 per month, and was to receive 100,000 restricted shares of common stock. Mr. Morrow currently serves as a consultant for the Company, receiving $1,500 monthly for his consulting services. In connection with his prior and current consulting agreements, the Company has issued 200,000 restricted shares of common stock to Mr. Morrow as partial payment for his services to the Company.

Compensation of Directors

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Stock Option Plans – Outstanding Equity Awards at Fiscal Year End

We have never established any form of stock option plan for the benefit of our directors, officers or employees. We do not have a long-term incentive plan nor do we have a defined benefit, pension plan, profit sharing or other retirement plan.

Bonuses and Deferred Compensation

None

Pension Table

None

Potential Payments Upon Termination or Change-in-Control

SEC regulations require us to disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company.

Other than as described in the "Employment Agreements" section above, none of our officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, non-qualified deferred compensation, or any payments to any such persons in connection with their resignation, retirement or other termination of employment with us, or in connection with any change in control of the Company.

Retirement Plans

We do not offer any annuity, pension, or retirement benefits to be paid to any of our officers, directors, or employees in the event of retirement.

47

Compensation Committee

We do not have a separate Compensation Committee. Instead, our Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for other officers, administers our stock option plans and other benefit plans, if any, and considers other matters.

Risk Management Considerations

We believe that our compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 4, 2016, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of April 4, 2016, there were 33,135,645 shares of common stock outstanding.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage Owned (2)

Directors and Executive Officers

Christopher Vallos, President and CEO, CFO, and Director	400,000	1.21%
573 Monroe Blvd.
Painesville, OH 44077

All Officers and Directors	400,000	1.21%

5% Stockholders

Flex Mining Ltd. (3)	22,100,000	66.70%
4540 21st N.W. Calgary, Alberta
Canada T3B 0W4

____________

(1)

Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the ownership percentage of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the ownership percentage of any other person shown in the table.

(2)	Based on 33,135,645 shares of our common stock issued and outstanding as of April 4, 2016.

(3)

The business address of Flex Mining Ltd. is 4540 21st N.W., Calgary, Alberta, Canada T3B 0W4. The principal business of Flex Mining Ltd. is mining and mineral exploration. Mr. Christian Simmerling has power to vote or to direct the vote and power to dispose or to direct the disposition of all securities owned directly by Flex Mining Ltd.

48

Securities Authorized for Issuance Under Equity Compensation Plans

None.

Non-Cumulative Voting

The holders of our shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Management and Other Related Persons

Except as indicated below, there were no material transactions, or series of similar transactions, since our inception, nor are there any currently proposed transactions, or series of similar transactions, to which Gold Lakes was or is to be a party, in which the amount involved exceeds $120,000 or one percent of the average of our total assets over the last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has a direct or indirect material interest.

On August 28, 2015, we entered into an Equity Participation and Earn-In Agreement (the "Flex Agreement") with Flex Mining Ltd., a Delaware corporation ("Flex"), pursuant to which we issued 23,500,000 shares of restricted common stock to Flex, making Flex the holder of approximately 99% of our issued and outstanding stock at that time. As of April 4, 2016, Flex owned 22,100,000 shares of our common stock, amounting to approximately 66.7% of our issued and outstanding stock. Under the terms of the Flex Agreement, we became eligible to earn 100% of the issued and outstanding shares of Flex by investing $1,000,000 in property expenditures on Flex's properties over the next three years.

On March 21, 2016, we entered into an Addendum to Equity Participation and Earn-In Agreement (the "Flex Addendum") with Flex, which transformed our arrangement from an equity earn-in agreement to an asset acquisition. Under the Flex Addendum, we acquired substantially all of Flex's assets, including the Big Monty Claims in Northern Ontario, Canada, in consideration for our prior equity issuance to Flex, a commitment to pay $15,000 in cash to Flex within 180 days after the effective date of the Flex Addendum, and our commitment to incur $1 million in required expenditures over the next three years on the Big Monty Claims. If we are unable to incur the expenditures required, we may satisfy any deficiency by making an equivalent cash payment to Flex. If we fail to incur the required expenditures under the Flex Addendum, Flex will have the option to repurchase the assets from us at a price to be mutually agreed upon by the parties.

On October 15, 2015, we entered into an employment agreement with Christopher Vallos, pursuant to which we agreed to pay Mr. Vallos an annual base salary of $36,000 and 400,000 restricted shares of common stock for his services to the Company as our Chief Executive Officer and Chief Financial Officer. On October 15, 2015, the Company issued 400,000 shares of common stock to Christopher Vallos as compensation for his services as the sole director and principal executive officer of the Company. Mr. Vallos is the sole member of our Board of Directors and principal executive officer of the Company. The approximate dollar value of the amount involved in this issuance was $172,000.

Transactions with Promoters

We do not have any transactions with any promoters.

Conflicts of Interest

None of our officers and directors is a director or officer of any other company involved in the gold mining industry, although there can be no assurance that such involvement with other companies in the mining industry will not occur in the future. None of our current officers or directors has been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

To ensure that potential conflicts of interest are avoided or declared, our Board of Directors adopted a Code of Ethics for the Board of Directors on January 19, 2007. Our Code of Ethics embodies our commitment to such ethical principles and sets forth the responsibilities of our Company and our officers and directors to our shareholders, employees, customers, lenders and other organizations. Our Code of Ethics addresses general business ethical principles and other relevant issues.

49

Review, Approval or Ratification of Transactions with Related Persons

We rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person's immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Director Independence

During the year ended July 31, 2015, we had no independent directors on our board. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director's immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director's immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director's immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director's immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company's consolidated gross revenues.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On April 2, 2015, the Company received notification from Messineo & Co, CPAs, LLC ("Messineo"), the principal accountant for the Company, of its decision not to stand for appointment. Our Board of Directors accepted Messineo's resignation on the same date. None of Messineo's reports (no audits or reviews were performed) on the Company's financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

There were no disagreements between the Company and Messineo, during the two fiscal years and any subsequent interim period leading up to Messineo's resignation on April 2, 2015, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Messineo, would have caused Messineo to make reference to the subject matter of such disagreement(s) in connection with its report(s) on our financial statements. No other reportable events occurred during the two fiscal years and any subsequent interim period leading up to Messineo's resignation.

On April 2, 2015, our Board of Directors approved the engagement of ZBS Group LLP ("ZBS") as principal accountant to audit the Company's financial statements, as successor to Messineo. During the two most recent fiscal years or subsequent interim periods prior to such engagement, the Company did not consult with ZBS regarding the application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matter that was the subject of a disagreement or reportable event.

50

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. In addition, our Articles of Incorporation provide that we have the authority to indemnify our directors and officers against liabilities to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov. We maintain a website at http://www.goldlakes.com/.

FINANCIAL STATEMENTS

Our interim unaudited financial statements as of and for the three and six months ended January 31, 2016 and 2015, and audited financial statements as of and for the fiscal years ended July 31, 2015 and 2014 are included herewith.

51

Gold Lakes Corp.

F-1

GOLD LAKES CORP.

BALANCE SHEETS

(Unaudited)

	January 31, 2016	July 31, 2015

ASSETS

CURRENT ASSETS
Cash	$17,007	$-

Total Current Assets	17,007	-

TOTAL ASSETS	$17,007	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued interest	$88,194	$110,204
Due to related parties	11,730	24,590
Promissory Note Payable	21,500	21,500
Convertible Notes Payable	153,310	116,000

Total Current Liabilities	274,734	272,294

TOTAL LIABILITIES	274,734	272,294

STOCKHOLDERS' DEFICIT
Common stock 500,000,000 shares authorized, at $0.001 par value; 33,125,645 shares issued and outstanding as of January 31, 2016 (July 31, 2015 – 225,645 shares)	33,125	225
Capital in excess of par value	28,614,410	378,641
Accumulated Deficit	(28,905,262)	(651,160)

Total Stockholders' Deficiency	(257,727)	(272,294)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$17,007	$-

The accompanying notes are an integral part of these interim condensed financial statements.

F-2

GOLD LAKES CORP.

STATEMENTS OF OPERATIONS

(Unaudited)

January 31, 2016

	Three months ended January 31, 2016	Three months ended January 31, 2015	Six months ended January 31, 2016	Six months ended January 31, 2015

REVENUES	$-	$-	$-	$-

EXPENSES
General and administrative	114,800	2,000	159,523	4,000

TOTAL EXPENSES	114,800	2,000	159,523	4,000

OTHER EXPENSES
Interest expense	11,166	3,603	15,619	7,207
Amortization of conversion benefit	12,580		12,580
Shares for service	272,000	-	272,000	-
(Gain) on debt settlement	(96,819)	-	(96,819)	-
Impairment loss on mineral claims	-	-	23,500,000	-
Loss on conversion of debt	-	-	4,391,200	-

NET LOSS	$(313,727)	$(5,603)	$(28,254,102)	$(11,207)

NET LOSS PER COMMON SHARE

Basic and Fully diluted	$(0.01)	$(0.02)	$(1.12)	$(0.05)

WEIGHTED AVERAGE OUTSTANDING SHARES
Basic	32,525,525	225,252	24,948,351	225,252
Fully Diluted	88,173,869	115,225,525	88,173,869	115,225,525

The accompanying notes are an integral part of these interim condensed financial statements.

F-3

GOLD LAKES CORP.

STATEMENTS OF CASH FLOWS

(Unaudited)

January 31, 2016

	Six months ended January 31, 2016	Six months ended January 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(28,254,102)	$(11,207)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment loss on mineral claims	23,500,000	-
Loss on conversion of debt	4,391,200	-
Shares for services	272,000	-
Inferred interest on related party debt	945	-
Amortization of deferred charges	5,003	-
Amortization of conversion benefit	12,580	-
Gain on debt settlement	(96,819)	-
Changes in accounts payable	7,610	11,207

Net cash (used in) operating activities	(161,583)	-

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of advances from related parties	(12,860)	-
Cash from issue of convertible debt	191,450	-

Net cash provided by financing activities	178,010	-

Net Increase in Cash	17,007	-

Cash at Beginning of Period	-	-

CASH AT END OF PERIOD	$17,007	$-

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCIAL ACTIVITIES
Shares issued for debt	$4,400,000	$-
Shares issued for property	$23,500,000	$-
Taxes paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these interim condensed financial statements

F-4

GOLD LAKES CORP.
NOTES TO FINANCIAL STATEMENTS

(Unaudited)

January 31, 2016

1. ORGANIZATION

The Company, Gold Lakes Corp., was incorporated under the laws of the State of Nevada on January 18, 2007 with the authorized capital stock of 300,000,000 shares at $0.001 par value. On April 30, 2008, the Secretary of State for Nevada approved an amendment to the Articles of Incorporation where the total number of shares of common stock was increased to 500,000,000 shares of common stock with a par value of $0.001 per share. The Company was organized for the purpose of acquiring and developing mineral properties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes anti-dilutive and then the basic and diluted per share amounts are the same. As of January 31, 2016 and 2015, the Company has 88,173,869 and 115,225,525, respectively,of common stock equivalents outstanding, calculated using the if-converted method.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

Foreign Currency Translations

Part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gain or loss from the translation is recognized. The functional currency is US dollars.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

F-5

Advertising and Market Development

The Company expenses advertising and market development costs as incurred.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their fair value due to their short term maturities.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Impairment of Long-lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amounts might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Mineral Property Acquisition and Exploration Costs

Mineral property acquisition costs are initially capitalized when incurred. These costs are then assessed for impairment when factors are present to indicate the carrying costs may not be recoverable. Mineral exploration costs are expensed when incurred.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Environmental Requirements

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

Reclassifications

Certain prior period amounts have been reclassified to conform with current period presentation.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard.

F-6

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition. Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted. Management has reviewed the ASU and believes that they currently account for these awards in a manner consistent with the new guidance, therefore there is no anticipation of any effect to the consolidated financial statements.

We have reviewed the FASB issued Accounting Standards Update ("ASU") accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation's reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

3. MINERAL PROPERTIES

On August 28, 2015, the Company entered into an Equity Participation and Earn-In Agreement (the "Agreement") with Flex Mining Ltd., a Delaware Corporation ("Flex"). Pursuant to the Agreement, the Company has the right to acquire 100% of Flex by incurring expenditures of $1 million over the next three years. The initial phase is expected to cost $67,500; and if successful in Phase 1, Phase 2 is budgeted at $186,000. The balance, of $746,500 will be spent subject to the success of Phase 2.In addition, the Company issued 23,500,000 shares of restricted common stock to Flex. Although the Agreement stipulates a deemed value of $0.05 per share, the transaction has been recorded at the market value at the date the shares were issued which was $1.00 per share, and the value of the Agreement was determined to be $23,500,000.

Management determined that there was an impairment of the investment in the amount of $23,500,000 was warranted due to firstly that, no exploration being conducted on the property to date; and secondly that, no mineral resource having been identified on the property to date.

4. CONVERTIBLE NOTES PAYABLE

On July 31, 2012, the Company converted $40,000 in accounts payable to a convertible promissory note. The note has a 10% per annum interest rate and a maturity date of July 31, 2013. The note is currently in arrears and is due and payable on demand. The note is convertible into shares of the Company's common stock at a conversion price of $0.001. Per ASC 470-50-40-10b, as this transaction added a substantive conversion feature to the debt, we have determined debt extinguishment accounting rules apply. However, as there was no difference between the reacquisition price and the net carrying amount of the old debt, no gain or loss was recorded. The Company amortized the discount on the debt equal to the face value, in the amount of $40,000 for the year ended July 31, 2013. This discount was amortized to interest expense. During the period ended January 31, 2016, $8,800 of debt was converted into 8,800,000 shares of common stock. Given that the market price of the shares on the date of conversion was $0.50 per share or $4,400,000, there was a conversion benefit of the difference between $4,400,000 market value of debt when converted into common shares and the $8,800 book value of the debt. This difference of $4,391,200 has been expensed as a loss on conversion of debt during the current period.

On July 31, 2012, the Company converted $76,000 in advances to a convertible promissory note. The note has a 10% per annum interest rate and a maturity date of July 31, 2013. The note is currently in arrears and is due and payable on demand. The note was convertible into shares of the Company's common stock at a conversion price of $0.001. Per ASC 470-50-40-10b, as this transaction added a substantive conversion feature to the debt, we have determined debt extinguishment accounting rules apply. However, as there was no difference between the reacquisition price and the net carrying amount of the old debt, no gain or loss was recorded. On December 23, 2015, The Company acquired the full face of the $76,000 promissory note and the $25,819 of accrued interest for $5,000 resulting in a gain on the settlement of debt of $96,819.

On October 16, 2015, the Company issued a $33,500 convertible promissory note. The note has an 10% per annum interest rate and a maturity date of October 16, 2016. Closing costs of $7,500 are being amortized over the life of the loan. The note is convertible into shares of common stock of the Company at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. A conversion benefit of $13,000 has been recorded and is being amortized over the life of the loan.

F-7

On October 16, 2015, the Company issued a $27,000 convertible promissory note. The note has an 8% per annum interest rate and a maturity date of October 16, 2016. Closing costs of $4,500 are being amortized over the life of the loan. The note is convertible into shares of common stock of the Company at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. A conversion benefit of $11,250 has been recorded and is being amortized over the life of the loan.

On November 20, 2015, the Company issued a $30,000 convertible promissory note. The note has an 8% per annum interest rate and a maturity date of November 20, 2016. Closing costs of $3,500 are being amortized over the life of the loan. The note is convertible into shares of common stock of the Company at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. A conversion benefit of $13,260 has been recorded and is being amortized over the life of the loan.

On December 21, 2015, the Company issued a $50,000 convertible promissory note. The note has an 8% per annum interest rate and a maturity date of December 21, 2017. Closing costs of $5,000 are being amortized over the life of the loan. The note is convertible into shares of common stock of the Company at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. A conversion benefit of $22,500 has been recorded and is being amortized over the life of the loan.

On December 21, 2015, the Company issued a $50,000 convertible promissory note. The note has an 8% per annum interest rate and a maturity date of December 21, 2017. Closing costs of $5,000 are being amortized over the life of the loan. The note is convertible into shares of common stock of the Company at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. A conversion benefit of $22,500 has been recorded and is being amortized over the life of the loan.

On January 22, 2016, the Company issued a $35,500 convertible promissory note. The note has an 12% per annum interest rate and a maturity date of January 22, 2017. Closing costs of $9,050 are being amortized over the life of the loan. The note is convertible into shares of common stock of the Company at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. A conversion benefit of $9,050 has been recorded and is being amortized over the life of the loan.

5. RELATED PARTY TRANSACTIONS

During the year, the officer of the Company was repaid a net $12,860. Consequently, the amount due the officer is $11,730 as at January 31, 2016 (July 31, 2015- $24,590) to the Company without interest or repayment terms. The Company has incurred a $1,525 inferred benefit and this has been charged to interest expense. During the year, the Company remunerated the officer of the Company 400,000 shares of the Company's common stock. The price of the stock was $0.43 and a charge of $172,000 has been expensed as Shares for Service.

6. SHARES FOR SERVICE

During the year, there was 200,000 shares issued to a consultant. At the issue date, the fair market value of the shares was $0.50 and a charge of $100,000 has been expensed as Shares for Service.

7. NOTE PAYABLE

The Company has received $17,500 under a promissory note agreement with a third party in July 2012. An additional $4,000 was received under this Note in 2014. Interest and principal were due on September 15, 2012. The Company is currently in default on this Note. Per the note agreement, interest of $10,993 was accrued through January 31, 2016 and has been disclosed on the balance sheets as accounts payable and accrued interest.

8. GOING CONCERN

The Company will need additional working capital to service its debt and to develop the mineral claims acquired, which raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding, and long term financing, which will enable the Company to operate for the coming year.

F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Gold Lakes Corp.

(Formerly TNX Maverick Corp.)

We have audited the accompanying balance sheets of Gold Lakes Corp. (formerly TNX Maverick Corp.) as of July 31, 2015 and 2014, and the related statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period ended July 31, 2015. Gold Lakes Corp.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gold Lakes Corp. (formerly TNX Maverick Corp.) as of July 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two-year period ended July 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 6 to the financial statements, the company is an early stage company with limited operations and resources, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matter are also described in note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ZBS Group LLP

Plainview, NY

November 13, 2015

F-9

GOLD LAKES CORP.

(fka TNX Maverick Corp.)

BALANCE SHEETS

	July 31, 2015	July 31, 2014

ASSETS

CURRENT ASSETS
Cash	$-	$-
TOTAL CURRENT ASSETS	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Accounts payable and accrued interest	$110,204	$145,425
Due to related parties	24,590	-
Note payable	21,500	21,500
Convertible notes payable	116,000	116,000

Total Current Liabilities	272,294	282,925

STOCKHOLDERS' DEFICIENCY
Common stock
500,000,000 shares authorized, at $0.001 par value;
225,525 shares issued and outstanding as of July 31, 2015 and 2014, respectively	225	225
Capital in excess of par value	378,641	378,125
Accumulated deficit	(651,160)	(661,275)

Total Stockholders' Deficiency	(272,294)	(282,925)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$-	$-

The accompanying notes are an integral part of these financial statements.

F-10

GOLD LAKES CORP.

(fka TNX Maverick Corp.)

STATEMENTS OF OPERATIONS

	For the Years Ended
	31 July 2015	31 July 2014

REVENUES	$-	$-

EXPENSES
General and administrative	47,284	9,000
TOTAL EXPENSES	47,284	9,000

OTHER EXPENSE
Gain on write-down of accounts payables	(72,328)	-
Interest expense	14,929	14,158
NET OTHER EXPENSES (INCOME)	(57,399)	(14,158)

NET INCOME (LOSS)	$10,115	$(23,158)

NET LOSS PER COMMON SHARE
Basic	$0.04	$(0.10)
Fully diluted	$0.00	N/A

WEIGHTED AVERAGE OUTSTANDING SHARES
Basic	225,525	225,525
Fully diluted	116,225,525	116,225,525

The accompanying notes are an integral part of these financial statements.

F-11

GOLD LAKES CORP.
(fka TNX Maverick Corp.)
STATEMENTS OF STOCKHOLDERS' DEFICIENCY
For the years ended July 31, 2015 and 2014

	Common Shares (1) Issued	Common stock Amount	Capital in Excess of Par Value	Accumulated Deficit	Total

Balance as at July 31, 2013	225,525	$225	$378,125	$(638,117)	$(259,767)
Net loss for the year	-	-	-	(23,158)	(23,158)
Balance as at July 31, 2014	225,525	$225	$378,125	$(661,275)	$(282,925)

Net income (loss) for the year ended July 31, 2015				10,115	10,115
Interred interest on related party advances	-	-	516	-	516
Balance as at July 31, 2015	225,525	$225	$378,641	$(651,160)	$(272,294)

___________

(1)	Reflects the 200:1 reverse stock split on August 21, 2015.

The accompanying notes are an integral part of these financial statements

F-12

GOLD LAKES CORP.

(fka TNX Maverick Corp.)

STATEMENTS OF CASH FLOWS

	For the years ended
	July 31, 2015	July 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	10,115	$(23,158)
Adjustments to reconcile net loss to net cash used in operating activities:
Inferred interest on related party debt	516	-
Gain on write-down of accounts payable	(72,328)	-
Changes in accounts payable	37,107	23,158
Net Cash Used in Operating Activities	(24,590)	-

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-
CASH FLOWS FROM FINANCING ACTIVITIES
Advance from related party	24,590	-
Net Cash Provided by Financing	24,590	-

Net Increase (Decrease) in Cash	-	-
Cash at Beginning of Period	-	-
CASH AT END OF PERIOD	$-	$-

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:

The accompanying notes are an integral part of these financial statements

F-13

GOLD LAKES CORP.

(fka TNX Maverick Corp.)
NOTES TO FINANCIAL STATEMENTS

July 31, 2015

1. ORGANIZATION

The Company, Gold Lakes Corp., was incorporated under the laws of the State of Nevada on January 18, 2007 with the authorized capital stock of 300,000,000 shares at $0.001 par value. On April 30, 2008, the Secretary of State for Nevada approved an amendment to the Articles of Incorporation where the total number of shares of common stock was increased to 500,000,000 shares of common stock with a par value of $0.001 per share. The Company was organized for the purpose of acquiring and developing mineral properties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes anti-dilutive and then the basic and diluted per share amounts are the same. As of July 31, 2015 and 2014 the Company has 116,000,000 of common stock equivalents outstanding, calculated using the if-converted method.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

Foreign Currency Translations

Part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gain or loss from the translation is recognized. The functional currency is considered to be US dollars.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

F-14

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their fair value due to their short term maturities.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Impairment of Long-lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amounts might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Mineral Property Acquisition and Exploration Costs

Mineral property acquisition costs are initially capitalized when incurred. These costs are then assessed for impairment when factors are present to indicate the carrying costs may not be recoverable. Mineral exploration costs are expensed when incurred.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Environmental Requirements

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

Reclassifications

Certain prior period amounts have been reclassified to conform with current period presentation.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as "Development Stage Entities" (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has adopted this standard.

F-15

In May 2014, FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The revenue recognition standard affects all entities that have contracts with customers, except for certain items. The new revenue recognition standard eliminates the transaction-and industry-specific revenue recognition guidance under current GAAP and replaces it with a principle-based approach for determining revenue recognition. Public entities are required to adopt the revenue recognition standard for reporting periods beginning after December 15, 2016, and interim and annual reporting periods thereafter. Early adoption is not permitted for public entities. The Company has reviewed the applicable ASU and has not, at the current time, quantified the effects of this pronouncement, however it believes that there will be no material effect on the consolidated financial statements.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12 Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. A performance target in a share-based payment that affects vesting and that could be achieved after the requisite service period should be accounted for as a performance condition under Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. As a result, the target is not reflected in the estimation of the award's grant date fair value. Compensation cost would be recognized over the required service period, if it is probable that the performance condition will be achieved. The guidance is effective for annual periods beginning after 15 December 2015 and interim periods within those annual periods. Early adoption is permitted. Management has reviewed the ASU and believes that they currently account for these awards in a manner consistent with the new guidance, therefore there is no anticipation of any effect to the consolidated financial statements.

We have reviewed the FASB issued Accounting Standards Update ("ASU") accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation's reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

3. RELATED PARTY TRANSACTIONS

During the year, the officer of the Company has advanced $24,500 to the Company without interest or repayment terms. The Company has incurred a $516 inferred benefit and this has been charged to interest expense.

4. CONVERTIBLE NOTES PAYABLE

On July 31, 2012, the Company converted $40,000 in accounts payable to a convertible promissory note. The note has a 10% per annum interest rate and a maturity date of July 31, 2013. The note is currently in arrears and is due and payable on demand. The note is convertible into shares of the Company's common stock at a conversion price of $0.001. Per ASC 470-50-40-10b, as this transaction added a substantive conversion feature to the debt, we have determined debt extinguishment accounting rules apply. However, as there was no difference between the reacquisition price and the net carrying amount of the old debt, no gain or loss was recorded. The Company amortized the discount on the debt equal to the face value, in the amount of $40,000 for the year ended July 31, 2013. This discount was amortized to interest expense.

On July 31, 2012, the Company converted $76,000 in advances to a convertible promissory note. The note has a 10% per annum interest rate and a maturity date of July 31, 2013. The note is currently in arrears and is due and payable on demand. The note is convertible into shares of the Company's common stock at a conversion price of $0.001. Per ASC 470-50-40-10b, as this transaction added a substantive conversion feature to the debt, we have determined debt extinguishment accounting rules apply. However, as there was no difference between the reacquisition price and the net carrying amount of the old debt, no gain or loss was recorded. The Company amortized the discount on the debt equal to the face value, in the amount of $76,000 for the year ended July 31, 2014. This discount was amortized to interest expense.

5. NOTE PAYABLE

The Company received $17,500 under a promissory note agreement in July 2012. Per the note agreement, interest of $9,446 was accrued through July 31, 2015. An additional $4,000 was received under this Note in 2014. Interest and principal were due on September 15, 2012. The Company is currently in default on this note. Interest of $9,446 has been accrued on this Note and has been disclosed on the Balance sheet s Accounts Payable and Accrued Interest.

F-16

6. GOING CONCERN

The Company will need additional working capital to service its debt and to develop the mineral claims acquired, which raises substantial doubt about its ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding, and long term financing, which will enable the Company to operate for the coming year.

7. INCOME TAXES

The Company's deferred tax assets, and valuation allowance are as follows

On August 28, 2015, through the issuance of 23,500,000 shares to Flex Mining Ltd., Flex Mining assumed control over the Company by way of reverse take-over. The total losses carried forward to July 31, 2015 was $723,488. The amount of loss carried forward is attributable only to the minority interest. The total amount of loss available for valuation allowance as of July 31, 2015 was $6,190. With an average tax rate of 34%, the estimated valuation allowance is $2,104.

As of July 31, 2015 and 2014, the Company has no unrecognized income tax benefits. The Company's policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the years ended July 31, 2015, and 2014 and no interest or penalties have been accrued as of July 31, 2015 and 2014.

The tax years from 2009 and forward have not been filed and remain open to examination by federal and state authorities due to net operating loss and credit carry-forwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

8. GAIN ON WRITE-DOWN OF ACCOUNTS PAYABLE

During the year, the Company wrote down $72,328 of accounts payables. There were no accounts payable write-downs in the year ended July 31, 2014.

9. SUBSEQUENT EVENTS

On August 21, 2015 the Company completed a reverse stock split of 200:1. This reduced the number of issued and outstanding number of shares from 45,105,000 shares to 225,525 shares.

On August 28, 2015, the Company entered into an Equity Participation and Earn In Agreement with Flex Mining Ltd.(the "Agreement"). Under the terms of the Agreement, the Company issued 23,500,000 shares of Common Stock to Flex Mining Ltd. ("Flex") By issuing these shares to Flex, the Company has been acquired by way of reverse takeover, by Flex.

The Company can earn up to 25% of the issued and outstanding shares of Flex Mining Ltd. by investing $250,000 into exploring Flex's Big Monty Claims in Northern Ontario, in year one. The Company can earn an additional 35% by investing $350,000 into exploring Flex's Big Monty Claims in Northern Ontario in the second year of the Agreement; and the Company can earn an additional 40% by investing $400,000 into exploring Flex's Big Monty Claims in Northern Ontario in the third year of the Agreement. Flex Mining Ltd. owns 100% of six claims named the Big Monty Claims in the historic Abitibi Greenstone Belt.

On October 30, 2015, $8,800 of Convertible Debt payable to 482130 B.C. Ltd. was converted to 8,800,000 shares of the Company's common stock.

F-17

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Security Holders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$246
Accounting fees and expenses	$1,500
Legal fees and expenses	$25,000
Total	$26,746

Item 14. Indemnification of Directors and Officers.

Charter Provisions

Our Articles of Incorporation include the following provision:

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Nevada Statutes

Our company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	By the stockholders;
•	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
•	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
•	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

52

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

•

does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

•	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

On August 28, 2015, the Company entered into an Equity Participation and Earn-In Agreement with Flex Mining Ltd., pursuant to which the Company issued 23,500,000 shares of common stock to Flex Mining Ltd. in exchange for the right to acquire all of Flex's business assets, including the Big Monty Claims. This note was issued to an "accredited investor", as defined by Rule 501 of Regulation D promulgated under the Securities Act. The issuance of the note was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

On October 15, 2015, the Company issued 400,000 restricted shares of common stock to Christopher Vallos as compensation for his services as the sole director and principal executive officer of the Company. The securities were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act.

On October 16, 2015, the Company issued a $33,500 convertible promissory note to an accredited institutional investor. The note had a ten percent (10%) per annum interest rate and a maturity date of October 16, 2016. The note was convertible into shares of common stock of the Company at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. Pursuant to the terms of the Purchase Agreement, the amount owing under this note was withheld from the purchase price of the Initial Convertible Note and Warrant, and was paid off upon the closing of the Purchase Agreement and the issuance of the Initial Convertible Note. This note was issued to an "accredited investor", as defined by Rule 501 of Regulation D promulgated under the Securities Act. The issuance of the note was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

On October 16, 2015, the Company issued a $27,000 convertible promissory note to an accredited institutional investor. The note had an eight percent (8%) per annum interest rate and a maturity date of October 16, 2016. The note was convertible into shares of common stock of the Company at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. Pursuant to the terms of the Purchase Agreement, the amount owing under this note was withheld from the purchase price of the Initial Convertible Note and Warrant, and was paid off upon the closing of the Purchase Agreement and the issuance of the Initial Convertible Note. This note was issued to an "accredited investor", as defined by Rule 501 of Regulation D promulgated under the Securities Act. The issuance of the note was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

53

On November 1, 2015, the Company issued 200,000 restricted shares of common stock to Edwin Morrow as compensation for his services as a consultant to the Company. The shares were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act.

On November 20, 2015, the Company issued a $30,000 convertible promissory note to an accredited institutional investor. The note has an eight percent (8%) per annum interest rate and a maturity date of November 20, 2016. Closing costs of $3,500 are being amortized over the life of the loan. The note is convertible into shares of common stock of the Company at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. Pursuant to the terms of the Purchase Agreement, the amount owing under this note will be withheld from the purchase price of the Additional Convertible Note, and will be paid off upon the closing and issuance of the Additional Convertible Note. This note was issued to an "accredited investor", as defined by Rule 501 of Regulation D promulgated under the Securities Act. The issuance of the note was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

On December 21, 2015, the Company issued a $50,000 convertible promissory note to an accredited institutional investor. The note has an eight percent (8%) per annum interest rate and a maturity date of December 21, 2017. Closing costs of $5,000 are being amortized over the life of the loan. The note is convertible into shares of common stock of the Company at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. Pursuant to the terms of the Purchase Agreement, the amount owing under this note will be withheld from the purchase price of the Additional Convertible Note, and will be paid off upon the closing and issuance of the Additional Convertible Note. This note was issued to an "accredited investor", as defined by Rule 501 of Regulation D promulgated under the Securities Act. The issuance of the note was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

On December 21, 2015, the Company issued a $50,000 convertible promissory note to an accredited institutional investor. The note has an eight percent (8%) per annum interest rate and a maturity date of December 21, 2017. Closing costs of $5,000 are being amortized over the life of the loan. The note is convertible into shares of common stock of the Company at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. Pursuant to the terms of the Purchase Agreement, the amount owing under this note will be withheld from the purchase price of the Additional Convertible Note, and will be paid off upon the closing and issuance of the Additional Convertible Note. This note was issued to an "accredited investor", as defined by Rule 501 of Regulation D promulgated under the Securities Act. The issuance of the note was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

On January 22, 2016, the Company issued a $35,500 convertible promissory note to an accredited institutional investor. The note has a twelve percent (12%) per annum interest rate and a maturity date of January 22, 2017. Closing costs of $9,050 are being amortized over the life of the loan. The note is convertible into shares of common stock of the Company at any time at a rate of 50% of the lowest trading price of the shares over the previous 20-day trading period. Pursuant to the terms of the Purchase Agreement, the amount owing under this note will be withheld from the purchase price of the Additional Convertible Note, and will be paid off upon the closing and issuance of the Additional Convertible Note. This note was issued to an "accredited investor", as defined by Rule 501 of Regulation D promulgated under the Securities Act. The issuance of the note was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

On March 14, 2016, the Company entered into a Securities Purchase Agreement with Himmil Investments Ltd. and issued a senior convertible note in the principal amount of $535,000 (subject to reduction) to Himmil Investments Ltd., along with warrants to purchase up to 521,875 shares of common stock, for a purchase price of $285,000 (an approximate 46.7% original issue discount). The note has an eight percent (8%) per annum interest rate and a maturity date of March 14, 2017. The note is convertible into shares of common stock of the Company at any time at a conversion price equal to the lesser of (i) $1.10 per share (subject to adjustment), and (ii) 50 % of the lowest trade price of the Common Stock of any of the 20 consecutive trading days ending and including the trading day immediately preceding such date of determination (subject to adjustment). This note was issued to an "accredited investor", as defined by Rule 501 of Regulation D promulgated under the Securities Act. The issuance of the note was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

On April 1, 2016, the Company issued 10,000 restricted shares of common stock to Motion Communications, Inc. as compensation for website development services provided to the Company. The shares were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act.

54

Item 16. Exhibits

The following exhibits are included as part of this registration statement on Form S-1 by reference:

(b) Exhibits:

Exhibit No.	Description

3(i)*	Articles of Incorporation, as amended.
3(ii)	Bylaws (filed as an exhibit to our Registration Statement on Form SB-2, as filed with the SEC on September 5, 2007, and incorporated by reference herein).
4.1	Stock Specimen (filed as an exhibit to our Registration Statement on Form SB-2, as filed with the SEC on September 5, 2007, and incorporated by reference herein).
4.2

Form of Senior Convertible Note issued by Gold Lakes Corp. to Himmil Investments Ltd. on March 14, 2016 (filed as an exhibit to our Current Report on Form 8-K, as filed with the SEC on March 15, 2016, and incorporated by reference herein).

4.3

Form of Warrant issued by Gold Lakes Corp. to Himmil Investments Ltd. on March 14, 2016 (filed as an exhibit to our Current Report on Form 8-K, as filed with the SEC on March 15, 2016, and incorporated by reference herein).

5*	Opinion of Greenberg Traurig, LLP.
10.1

Equity Participation and Earn-In Agreement dated August 28, 2015, by and between Gold Lakes Corp. and Flex Mining Ltd. (filed as an exhibit to our Current Report on Form 8-K/A, as filed with the SEC on October 21, 2015, and incorporated by reference herein).

10.2*	Executive Employment Agreement dated October 15, 2015, by and between Gold Lakes Corp. and Christopher P. Vallos.
10.3*	Letter of Intent dated October 27, 2015, by and between Gold Lakes Corp. and Edwin Morrow.
10.4

Securities Purchase Agreement dated March 14, 2016, by and between Gold Lakes Corp. and Himmil Investments Ltd. (filed as an exhibit to our Current Report on Form 8-K, as filed with the SEC on March 15, 2016, and incorporated by reference herein).

10.5

Form of Registration Rights Agreement dated March 14, 2016, by and between Gold Lakes Corp. and Himmil Investments Ltd. (filed as an exhibit to our Current Report on Form 8-K, as filed with the SEC on March 15, 2016, and incorporated by reference herein).

10.6

Addendum to Equity Participation and Earn-In Agreement dated March 21, 2016, by and between Gold Lakes Corp. and Flex Mining Ltd. (filed as an exhibit to our Current Report on Form 8-K, as filed with the SEC on March 22, 2016, and incorporated by reference herein).

23.1*	Consent of ZBS Group LLP.
23.2*	Consent of Greenberg Traurig, LLP (filed as part of Exhibit 5).
101*	Interactive Data File.

_____________

* Filed herewith.

55

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by "Item 8.A. of Form 20-F (17 CFR 249.220f)" at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beachwood, State of Ohio, on April 11, 2016.

Gold Lakes Corp.

By:	/s/ Christopher Vallos
Christopher Vallos
President, Chief Executive Officer, Chief Financial Officer and Director

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